EXHIBIT 10.45


                              U.S. $30,000,000

                         REVOLVING CREDIT AGREEMENT

                         DATED AS OF MARCH 24, 1994

                                By And Among

                            LIMAR SHIPPING LTD.,
                           SAYBROOK SHIPPING LTD.,
                            DARIEN SHIPPING LTD.,
                                        jointly and severally as
                                        Borrowers,

                                     and

                                 OMI Corp.,
                                        as Guarantor,

                                     and

                               CITIBANK, N.A.,
                                        as Agent,

                                     and

                               Citibank, N.A.,
                      Christiania Bank og Kreditkasse,
                     The First National Bank of Boston,
                                        as Lenders.

PARTIES

PRELIMINARY STATEMENTS

ARTICLE I   DEFINITIONS

      Section 1.01     Definitions

      Section 1.02     Accounting Terms

      Section 1.03     Governing Language

      Section 1.04     Computation of Time Periods

ARTICLE II       AMOUNTS AND TERMS OF THE ADVANCES

      Section 2.01     The  Advances

      Section 2.02     Making the Advances

      Section 2.03     General Provisions

      Section 2.04     Interest and Default Interest

      Section 2.05     Prepayments

      Section 2.06     Increased Costs; Additional Interest

      Section 2.07     Payments and Computations

      Section 2.08     Taxes

      Section 2.09     Evidence of Debt

      Section 2.10     Fees

      Section 2.11     Borrowers' Termination of Commitments

ARTICLE III CONDITIONS OF LENDING

      Section 3.01     Conditions Precedent to Initial Advances

      Section 3.02     Conditions Precedent to Each Borrowing

ARTICLE IV REPRESENTATIONS AND WARRANTIES

      Section 4.01     Representations and Warranties of
                       the Borrowers and Guarantor

            (a)  Due Existence; Compliance

            (c)  Government Approvals and Authorizations

            (d)  Legal, Valid and Binding

            (e)  Marketable Title

            (f)  Valid Mortgages

            (g)  Valid Earnings Assignments

            (h)  Valid Charter Assignments

            (i)  Valid Insurance Assignments

            (j)  No Place of Business in U.S.

            (k)  Use of Proceeds

            (l)  Best Interests of the Company; Ownership

            (m)  Financial Information

            (n)  Litigation

            (o)  Immunities

            (p)  No Taxes

            (q)  No Filing

            (r)  No Defaults

            (s)  Margin Regulations

            (t)  Investment Company Act

            (u)  Taxes Paid

            (v)  Disclosure

            (w)  Good Title

            (x)  ERISA

            (y)  Solvency

            (z)  No Guarantee by Universal Bulk Carriers, Inc.

            (aa) Environmental Compliance

            (bb) Payment Restrictions Affecting Subsidiaries

      Section 5.01     Affirmative Covenants

            (a)  Compliance with Laws

            (b)  Use of Proceeds

            (c)  Financial Information; Defaults

            (d)  Financial Covenants

            (e)  Corporate Existence, Mergers

            (f)  Maintenance of Class and Insurance

            (g)  Accounting Requirements

            (h)  Masters' Undertakings

            (i)  The Borrowers' and Pledgors' Stock

            (j)  Indebtedness

            (k)  Solvency

            (l)  Vessel Management

            (m)  Further Assurances

            (n)  OMI Senior Notes, Indenture

      Section 5.02     Negative Covenants

            (a)  No Amendment of OMI Senior Note Offering

            (b)  Indebtedness

            (c)  Lease Obligations

            (d)  Stock Purchases

            (e)  Limitation on Payment Restrictions Affecting
                 Subsidiaries

            (f)  Transactions with Officers, Directors
                 and Shareholders

            (g)  Compliance with ERISA

            (h)  Investment Company

            (i)  Business

            (k)  Demise Charters; No Security Impairment

            (l)  Place of Business, Etc.

            (m)  Material Adverse Change

            (n)  Organizational Documents

            (o)  No Guarantee by Universal Bulk Carriers, Inc.

      Section 5.03     Guaranty

      Section 5.04     Operations Account

      Section 5.05     Security Account

ARTICLE VI  DEFAULT

      Section 6.01     Events of Default

      Section 6.02     Assignments as Security

      Section 6.03     Distribution of Proceeds

      Section 6.04     Continuing Security

ARTICLE VII RELATION OF LENDERS; ASSIGNMENTS AND PARTICIPATIONS

      Section 7.01     Lenders and Agent

      Section 7.02     Pro Rata Sharing

      Section 7.03     Setoff

      Section 7.04     Approvals

      Section 7.05     Exculpation

      Section 7.06     Indemnification

      Section 7.07     Agent as Lender

      Section 7.08     Notice of Transfer; Resignation; Successor
                       Agent

      Section 7.09     Credit Decision; Not Trustee

      Section 7.10     Assignments and Participation

ARTICLE VIII MISCELLANEOUS

      Section 8.01     Amendments

      Section 8.03     No Waiver; Remedies

      Section 8.04     Costs, Expenses, Fees and Indemnities

      Section 8.05     [Reserved]

      Section 8.06     Judgment

      Section 8.07     Consent to Jurisdiction; Waiver of
                       Immunities

      Section 8.08     Binding Effect; Merger; Severability; GOVERNING LAW

      Section 8.09     Counterparts

      Section 8.10     WAIVER OF JURY TRIAL

TESTIMONIUM

          This Revolving Credit Agreement, dated as of March 24, 1994, is made and entered into by and among (i) LIMAR SHIPPING LTD., SAYBROOK SHIPPING LTD., and DARIEN SHIPPING LTD., jointly and severally, (each, a "Borrower" and collectively, the "Borrowers"), each a corporation organized and existing under the laws of the Republic of Liberia ("Liberia"), (ii) OMI CORP. (the "Guarantor"), a corporation organized and existing under the laws of the State of Delaware, (iii) CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America ("United States" or "U.S."), and (iv) each of the other banks or other institutions whose names may appear on the signature pages of this Agreement (each a "Lender" and, collectively, the "Lenders") or, if applicable, in the Register for whom Citibank, N.A., subject to Article VII of this Agreement, acts as Agent. Capitalized terms not otherwise herein defined shall have the respective meanings set forth below in Section 1.01.


                           PRELIMINARY STATEMENTS


          (1) The Borrowers, jointly and severally, desire to borrow from the Lenders upon the terms and conditions set forth herein, and to secure their obligations to the Lenders hereunder by granting the Agent on behalf of the Lenders a first preferred mortgage on their respective Vessels and other collateral as hereinbelow described.

          (2) The Guarantor desires to guaranty all obligations of the Borrowers hereunder to induce the Agent and the Lenders to execute and deliver this Agreement and advance the Loan.

          (3) The Lenders have agreed severally, but not jointly, each for the aggregate amount and in the percentage interest (as to each Lender, the "Percentage Interest") set forth opposite each Lender's name and signature, below, or, if applicable, in the Register, to provide credits upon the terms and conditions set forth herein.

          (4) The Lenders have requested the Agent, and the Agent has agreed, to act on behalf of the Lenders in accordance with the terms and conditions set forth herein.

          Now, therefore, the Borrowers, the Guarantor, the Lenders and the Agent hereby agree among themselves as follows:

                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.01. DEFINITIONS. As used in this Agreement, each of the following terms shall have the respective meaning set forth below (such meanings, unless otherwise indicated, to apply to both the singular and plural forms of the terms defined):

          "Advance" means an advance by a Lender to the Borrowers as part of a Borrowing and refers to a Base Rate Advance or a LIBOR Rate Advance, each of which shall be a "Type" of Advance.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the securities having voting power for the election of directors of such Person, or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" shall mean Citibank, N.A., and any successor agent under this Agreement.

          "Agreement" means this Agreement, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a LIBOR Rate Advance.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as its base rate;

          (b) a rate equal to 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average determined weekly on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A., on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A., from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent, or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

          (c) a rate equal to 1/2 of one percent per annum above the then current Federal Funds Rate.

          "Base Rate Advance" means an Advance which bears interest at the Base Rate.

          "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to
Section 2.01.

          "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in New York, New York, London, England or in the city where the Lending Office is located.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Guarantor, the Borrowers or any of their Subsidiaries, any such lease under which the Guarantor, the Borrowers or any of their Subsidiaries is the lessor.

          "Charterers" means collectively Shell International and its respective successors and assigns, and any subsequent charterer of any Vessel.

          "Charter" means any time charter party having a term of one year or longer (including any extensions or renewals) which may from time to time exist with respect to any Vessel.

          "Charter Assignment" means any instrument executed and delivered by a Borrower covering its Vessel respecting a Charter and including an assignment of any guarantee relating thereto, substantially in the form attached to each Earnings Assignment and otherwise in form and substance acceptable to the Agent, as the same may be amended, modified or supplemented from time to time (collectively, the "Charter Assignments").

          "Closing Date" means the day, but not later than March
24, 1994, on which the respective parties hereto shall have executed and delivered this Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Collateral" means, collectively, each of the Vessels as described in the granting clause of each Mortgage, and all additional security pledged to secure the Loan.

          "Commitment" means the obligation of each Lender to lend the amounts set forth in Section 2.01 hereof, as such amounts may be reduced from time to time pursuant to this Agreement.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(e) or 2.04(b)(ii) (C).

          "Default" means any event or condition that, with the giving of notice, the lapse of time or both, would become an Event of Default.

          "Deputy Commissioner" means the Office of the Deputy
Commissioner of Maritime Affairs of the Republic of Liberia at the Port of New York.

          "Dollars" and "$" mean the lawful and freely transferable currency of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Drawdown Date" shall mean the date an Advance is to be made to the Borrowers pursuant to this Agreement.

          "Earnings Assignment" means any assignment of a Vessel's earnings by the Borrowers to the Agent on behalf of the Lenders, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Eligible Assignee" means (i) a commercial bank, savings and loan institution, insurance company or financial institution organized under the laws of the United States, or any State thereof, which bank has both assets in excess of One Billion Dollars ($1,000,000,000) and combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000), or which insurance company or financial institution has total assets in excess of One Billion Dollars ($1,000,000,000), (ii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, which bank has a combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States, the Cayman Islands or the country in which it is organized or another country which is also a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, (iii) the central bank of any country which is a member of the OECD or (iv) a finance company, insurance company or other financial institution or a fund which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, has total assets in excess of Five Hundred Million Dollars ($500,000,000), is doing business in the United States and is organized under the laws of the United States, or any State thereof, or under the laws of any member country of the OECD.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control with such Person within the meaning of Section 414 of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Event of Default" means any of the events specified as such in Section 6.01 of this Agreement.

          "Event of Loss" means any of the following events: (x) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at noon Greenwich Mean Time on the date of such loss or if that is not known on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause
(y) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if a Vessel shall have been returned to the relevant Borrower following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.05(c) hereof, no Event of Loss shall be deemed to have occurred by reason of such capture, requisition or seizure.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Payment Date" means (i) the last day of the calendar quarter in which the Closing Date occurs, (ii) the last day of each successive and respective calendar quarter thereafter to and including the Termination Date, or such earlier date as the Commitment of the Lenders shall have been terminated, and the principal of and interest on each Advance shall have been paid, in full and (iii) the day on which the Commitment of any Lender is reduced pursuant to this Agreement.

          "GAAP" means at any time generally accepted United States accounting principles at such time.

          "Incorporation Jurisdiction" means as to any Person its jurisdiction of incorporation or legal organization.

          "Indebtedness" means (a) any liability of any Person
(i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind, including without limitation, any liability under any commodity, interest rate or currency exchange hedge or swap agreement (other than a trade payable or other current liability arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease (excluding any operating lease in effect on the date hereof), (B) a lease of real or personal property that is or would be classified and accounted for as a Capital Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding clause
(a) that (i) the Person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or
(ii) is secured by an Lien on any property or asset owned or held by that Person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b), above, provided, however, that no such liability for which a restricted cash deposit has been established (i) which deposit can and will liquidate such liability, in whole or in part, and (ii) the disposition of which deposit is, pursuant to a contract with the holder of such deposit, subject to contractual control directly or indirectly by the creditor to whom such liability is owed shall constitute Indebtedness to the extent of the amount of such intended liquidation of such liability by such restricted cash deposit.

          "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

            "Insurance Assignment" means any assignment of insurance by the Borrowers to the Agent on behalf of the Lenders, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "Interest Payment Date" means with respect to any Advance comprising part of the same Borrowing (1) the last day of each Interest Period, (2) the day any principal amount of such Borrowing matures and becomes due and payable, (3) the Termination Date, and
(4) if the Interest Period is longer than three (3) months, the last day of every consecutive three month period following such Borrowing.

            "Interest Period" means, (A) for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance, or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrowers or the Agent, as the case may be, pursuant to this Agreement and, thereafter, each respective and successive period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers or the Agent, as the case may be, subject to the provisions below. The duration of each such Interest Period shall be (y), in the case of a Base Rate Advance, shall be such period as the Agent shall notify the Borrowers and (z), in the case of a LIBOR Rate Advance, one, three or six months, or such longer period with the consent of the Lenders, in each case selected by the Borrowers or the Agent, as the case may be, pursuant to this Agreement;

provided, however, with respect to each Advance that:

            (i) no Interest Period relating to any Advance shall commence on or end after the maturity date of such Advance;

            (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

            (iii)  no Interest Period shall end after the Termination
      Date; and

            (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a LIBOR Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

            "Lending Office" means the International Banking Facility of the Agent in New York City, or any other office or affiliate of the Agent hereafter selected and notified to the Borrowers from time to time by the Agent.

            "LIBOR Rate Advance" means an Advance which bears interest at the LIBOR Rate.

            "LIBOR Rate" means, for an Interest Period for each LIBOR Rate Advance comprising part of the same Borrowing, the rate determined by the Agent to be the rate of interest per annum equal to the rate per annum at which deposits in United States Dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a term equal to such Interest Period and in an amount substantially equal to such portion of the Loan. The LIBOR Rate for an Interest Period shall be determined by the Agent on the basis of the applicable rate furnished to and received by the Agent from Citibank, N.A. two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section
2.04. If at any time the Agent shall determine that by reason of circumstances affecting the London interbank market (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for the succeeding Interest Period or (ii) the making or continuance of any Loan at the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Agent shall so notify the Lenders and the Borrowers. Failing the availability of the LIBOR Rate, the LIBOR Rate shall mean the Base Rate thereafter in effect from time to time until such time as a LIBOR Rate may be determined by reference to the London interbank market.

            "Lien" means any lien, charge, easement, claim, mortgage, Option, pledge, right of first refusal, right of usufruct, security interest, servitude, transfer restriction or other encumbrance or any restriction or limitation of any kind (including, without limitation, any adverse claim to title, conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Loan" means the Advances to the Borrowers by each Lender provided for in Article II of this Agreement.

            "Loan Document" means any of, and "Loan Documents" mean each of, this Agreement, the Notes, the Security Documents and the Master Vessel Trust Agreement.

            "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments (provided that, for purposes hereof, neither the Guarantor, the Borrowers, nor any of their Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments).

            "Master Vessel Trust Agreement" means the Master Vessel and Collateral Trust Agreement between the Agent on behalf of the Lenders and Citibank, N.A., substantially in the form of Exhibit E, as the same may be from time to time amended, supplemented or otherwise modified.

            "Mortgage" means any of, and "Mortgages" mean all, the mortgages by the Borrowers of any Vessel delivered to the Mortgagee for the benefit of the Lenders, substantially in the form attached hereto as Exhibit D-1, as the same may be from time to time amended, supplemented or otherwise modified.

            "Mortgaged Property" means each of the Vessels as described in each granting clause of each Mortgage.

            "Mortgagee" means Citibank, N.A., a national banking association organized and existing under the laws of the United
States of America, or such other Person as the Lenders shall designate successor trustee under the Master Vessel Trust Agreement to act as Mortgagee under the Mortgage.

            "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Person or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which a Person or any ERISA Affiliate, and more than one employer other than such Person or ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Person or any ERISA
Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

            "Note" means any of, and "Notes" mean all, the respective Secured Promissory Notes of the Borrowers, substantially in the form attached hereto as Exhibit A, to be issued to evidence the indebtedness of the Borrowers from time to time outstanding in respect of the Advances, as any such note may be replaced, amended, supplemented or otherwise modified from time to time.

            "Notice of  Borrowing" has the meaning specified in
Section 2.02(a).

            "OECD" means the Organization for Economic Cooperation and Development.

            "OMI Indenture" means the Indenture dated as of November 1, 1993 between the Guarantor and Chemical Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time, under which the OMI Senior Notes were issued.

            "OMI Senior Note Offering" means the offering of OMI
Senior Notes pursuant to the transaction described in the Registration Statement on Form S-3 (Registration No. 33-67640) as originally filed with the U.S. Securities & Exchange Commission on August 19, 1993.

            "OMI Senior Notes" means the 10 1/4% Senior Notes due
November 1, 2003 issued by the Guarantor in the aggregate principal amount of $170,000,000, as the same may be replaced, amended, supplemented or otherwise modified from time to time.

            "Obligations" mean all obligations, including but not limited to, all principal, interest, fees, expenses and other obligations set forth in Article II, Section 5.03 and Section 8.04 hereof, of every nature of the Borrowers and the Guarantor from time to time owed to the Agent, any of the Lenders, or all of them, under any of the Loan Documents.

            "Operations Account" shall have the meaning set forth in
Section 5.04 hereof.

            "Operations Account Assignment" means the Operations
Account Assignment executed and delivered by the Borrowers and the Guarantor in favor of the Security Trustee on behalf of the Lenders respecting the Operations Account, substantially in the form attached hereto as Exhibit D-4a, as the same may be amended, modified or supplemented from time to time.

            "Option" means (1) any right to buy or sell specific property in exchange for an agreed upon sum, (2) any right to receive funds, the amount of which is determined by reference to the value of capital stock or the purchase price thereof, (3) any right of the type or kind referred to as a "phantom stock right," and (4) any other right commonly known or referred to as an "option."

            "PBGC" means the Pension Benefit Guaranty Corporation, or any entity or entities succeeding to any or all its functions under ERISA.

            "Percentage Interest" shall have the meaning set forth in Preliminary Statement (2) of this Agreement.

            "Person" means any individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof.

            "Plan" means, at any time, any employee pension benefit plan maintained by a Person, any of its Subsidiaries, or any ERISA Affiliate of such Person or its Subsidiaries, which employee pension benefit plan is covered by Title IV of ERISA or is subject to the minimum funding standards of the Code.

            "Pledge Agreement" means the instrument executed and delivered by the Pledgors along with the related irrevocable proxies and blank stock powers, substantially in the form attached hereto as Exhibit D-5, as the same may be amended, supplemented or otherwise modified from time to time.

            "Pledged Securities" means all the issued and outstanding shares of capital stock of each of the Borrowers.

            "Pledgors" mean Darien Shipping Ltd., Saugatuck Shipping Ltd. and Colorado Shipping Ltd., each a Liberian corporation.

            "Register" shall have the meaning set forth in
Section 7.10(d) of this Agreement.

            "Security Account" shall have the meaning set forth in
Section 5.05 hereof.

            "Security Account Assignment" means the Security Account Assignment executed by the Borrowers and the Guarantor in favor of the Security Trustee on behalf of the Lenders respecting the Security Account, substantially in the form of Exhibit D-4b, as the same may be amended, modified or supplemented from time to time.

            "Security Documents" means each Mortgage, each Earnings Assignment, each Insurance Assignment, each Charter Assignment, the Pledge Agreement, the Operations Account Assignment and the
Security Account Assignment.

            "Security Trustee" means the Agent and any successor
Security Trustee under the Master Vessel Trust Agreement.

            "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including the present or expected value of contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person for its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such Person does not have unreasonably small capital and (v) such Person does not intend to or believe it will incur debts beyond its ability to pay as they mature.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which a majority of the voting power entitled to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries, or a combination thereof.

            "Tangible Net Worth" means for any Person at any time
(a) the sum, to the extent shown on such Person's balance sheet, of
(i) the amount of issued and outstanding share capital, but less the cost of treasury shares, plus (ii) the amount of surplus and retained earnings, less (b) intangible assets and intercompany transactions as determined in accordance with GAAP.

            "Termination Date" means March 24, 1997, unless extended by all the Lenders in their sole discretion upon terms and conditions satisfactory to all the Lenders, or the earlier date of termination of all the Commitments pursuant to Section 2.05, 2.11 or 6.01 hereof.

            "Termination Event" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30 day notice to the PBGC), or an event described in Section 4068(f) of ERISA, or
(ii) the withdrawal of the Guarantor, the Borrowers or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in
Section 4001(a)(2) of ERISA, or the incurrence of liability by the Guarantor, the Borrowers or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041A of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Total Debt" means, at a particular date, the sum of (y) all amounts which would, in accordance with GAAP, constitute short term debt and long term debt of the Guarantor and its Subsidiaries as of such date and (z) the amount of any Indebtedness outstanding on such date and not included in the amounts specified in clause
(y) of any Person other than the Guarantor or any of its Subsidiaries, which Indebtedness (i) has been and remains
<PAGE
guaranteed on such date by the Guarantor or any of its Subsidiaries or is otherwise the legal liability of the Guarantor or any of its Subsidiaries (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business), or (ii) is secured by any Lien on any property or asset owned or held by the Guarantor or any of its Subsidiaries, regardless of whether the obligation secured thereby shall have been assumed or is a personal liability of the Guarantor or any of its Subsidiaries.

            "Transaction" means the extension of credit contemplated by the Loan Documents.

            "Type" shall mean, with respect to an Advance, a Base
Rate Advance or a LIBOR Rate Advance.

            "Vessel" means any of and "Vessels" mean each of the Liberian flag vessels LIMAR, official number 1002, owned by Limar Shipping Ltd., PAGODA, official number 9303, owned by Saybrook Shipping Ltd., and PATRICIA, official number 9301, owned by Darien Shipping Ltd.

            "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied.

            SECTION 1.03.  GOVERNING LANGUAGE.  All documents,
notices and demands and financial statements to be delivered by any Person to the Agent or any Lender pursuant to this Agreement shall be in the English language.

            SECTION 1.04. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

                                 ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. THE ADVANCES. Upon the terms and subject to the conditions set forth in this Agreement, each Lender agrees severally, but not jointly, to make Advances to the Borrowers from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent, as such amount may be reduced pursuant to Section 2.05 or 2.11 (such Lender's "Commitment"). Each Borrowing shall be in an integral multiple of One Million Dollars ($1,000,000) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrowers may from time to time borrow, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01.

            SECTION 2.02. MAKING THE ADVANCES. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day (on the first Business Day in the case of a Base Rate Advance) prior to the date of the proposed Borrowing, by the Borrowers to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such Borrowers' notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, substantially in the form of Exhibit B hereto, specifying therein the requested (i) Drawdown Date of such Borrowing, (ii)
Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprising LIBOR Rate Advances, the initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrowers at the Agent's aforesaid address.

            (b) The total amount of each Advance to be made available by each Lender shall never exceed the Commitment of such Lender and shall be proportionate always to such Lender's
Percentage Interest set forth in the signature pages hereof or, if applicable, in the Register.

            (c) Unless the Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (d) The Borrowers shall repay the principal amount of each Advance made by each Lender in accordance with the Note payable to such Lender, provided that the aggregate principal amount of any Advance outstanding on the Termination Date shall be paid on the Termination Date.

            (e) The Borrowers may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.04, and so long as no Default or Event of Default has occurred and is continuing, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any LIBOR Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into LIBOR Rate Advances, the duration of the Interest Period for each such Advance.

      SECTION 2.03. GENERAL PROVISIONS. (a) The Borrowers shall have no right to borrow, and no Lender shall have any obligation to lend, any amount whatsoever on or after the Termination Date.

            (b) The failure of any Lender to advance its Commitment in respect of any Advance shall not relieve it or any other Lender of the obligation to advance its Commitment, but no Lender or the Agent shall be responsible for the failure of any other Lender to advance its Commitment to the Borrowers.

            (c) Each notice of Borrowing sent by the Borrowers shall be irrevocable and binding on the Borrowers. If for any reason on the Drawdown Date for the Advance specified in a Notice of Borrowing, the Advance is not made as a result of any failure to fulfill on or before the Drawdown Date the applicable conditions precedent, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, without limitation, any loss, cost or expense incurred by reasons of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such borrowing.

      SECTION 2.04. INTEREST AND DEFAULT INTEREST. (a) The Borrowers shall pay interest on the unpaid principal amount of each Advance from the Drawdown Date until the principal amount of the Advance is paid in full, payable on each Interest Payment Date for each such Advance. Notwithstanding the preceding sentence of this
Section 2.04(a), all interest accrued on any Advance outstanding on the Termination Date shall be paid on the Termination Date.

            (b) As long as any Advance shall be outstanding, and payment of the principal thereof and interest thereon shall not be in default, interest on the Advance shall be payable at an interest rate which shall be adjusted, in advance at the start of the first day of each Interest Period therefor, and which shall be determined as follows:

            (i) with respect to each Base Rate Advance, the Borrowers shall pay interest thereon at the rate of interest determined by the Agent to be the Base Rate for the relevant Interest Period as specified in the related Notice of Borrowing, provided that if the Borrowers shall fail to elect an Interest Period in its Notice of Borrowing as herein provided or if an Event of Default has occurred and is continuing, the Agent shall elect the relevant Interest Period, which may be one (1) day;

            (ii) with respect to each LIBOR Rate Advance, the Borrowers shall pay interest in one or more tranches thereon at an interest rate equal to the sum of (y) the LIBOR Rate plus (z) 1.375% over the LIBOR Rate or, if the LIBOR Rate is unavailable for any such period, at the Base Rate:

            (A) with respect to each Interest Period relating to a LIBOR Rate Advance, the Borrowers shall, by telex notice to be received by the Agent by 11:00 A.M. New York time at least three (3) Business Days prior to the commencement of each such successive period, elect an Interest Period of one, three or six months duration, or such longer period with the consent of the Lenders, for all outstanding LIBOR Rate Advances, provided the Borrowers shall select Interest Periods, and if necessary shall select as the final Interest Period for each LIBOR Rate

      Advance an Interest Period less than one month in duration, so that the maturity date of each Advance shall be the last day of the Interest Period for such Advance; provided that if the Borrowers shall fail to elect an Interest Period as herein provided, the relevant Interest Period shall be one (1) month, provided further that so long as any Event of Default has occurred and is continuing, the Agent shall elect the relevant Interest Period, which may be less than one month;

            (B) the Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.04(b);

            (C) If, with respect to any LIBOR Rate Advances, the Majority Lenders notify the Agent that the LIBOR Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective LIBOR Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon

                 (1) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (2) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended until the Agent shall notify the Borrowers and such Lenders that the circumstances causing such suspension no longer exist; and

            (c) In the event that the Agent or any Lender does not receive on the due date any sum due under this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, the Borrowers shall pay to the Agent and such Lenders, as the case may be, on demand, interest on such sum, from and including the due date thereof to but not including the date of actual payment, at a rate per annum determined by the Agent from time to time to be the sum of (y) two per cent (2%) plus (z) the Base Rate. Except as otherwise provided in the following subsection (d), any such interest which is not paid when due shall be compounded at the end of each Interest Period (both before and after any notice of demand) by the Agent on behalf of the Lenders under this Agreement.

            (d) Notwithstanding any provision contained in any of the Loan Documents, no Lender nor the Agent shall ever be entitled to receive, collect, or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any Lender or the Agent ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the Obligations then outstanding, and, if the Obligations then outstanding are paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrowers and the Lender or the Agent, as the case may be, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations.

            SECTION 2.05. PREPAYMENTS. (a) The Borrowers may, upon at least three (3) Business Days notice to the Agent and the Lenders received by 11:00 A.M. New York time, and subject always to the requirements of Section 8.04(b), prepay, pro rata, the outstanding amount of each LIBOR Rate Advance, in whole or in part, together, in each case, with accrued interest to the date of such prepayment on the amount prepaid, provided that any such partial prepayment shall be in a principal amount of integral multiples of Five Hundred Thousand Dollars ($500,000). The Borrowers may, subject always to the requirements of Section 8.04(b), prepay, at any time, pro rata, the outstanding amount of each Base Rate
Advance, in whole or in part, together, in each case, with accrued interest to date of such prepayment on the amount prepaid.

            (b) If it shall become unlawful for any Lender to continue to fund or maintain any Advance or to perform its obligations hereunder, such Lender shall notify the Borrowers and the Agent, and such Lender shall use all reasonable efforts to change its lending office so that it can perform its obligations hereunder; provided that such Lender shall not be obligated to change its lending office if in its sole reasonable judgment it would be disadvantageous to do so. If such Lender does not change its lending office because it determines in its sole reasonable judgment that it is disadvantageous to do so or because such change would not render such Advance lawful, then such Lender shall notify the Agent and the Borrowers, and shall make an Advance, and the Borrowers shall borrow such Advance, at the Base Rate in an amount equal to the amount of the Advance currently outstanding and made by such Lender to the Borrowers if in the sole reasonable judgment of such Lender such Advance can lawfully be extended at the Base Rate. Simultaneously with making such Advance at the Base Rate, the Advance then outstanding made available by such Lender to the Borrowers shall be repaid by the Borrowers. If any Lender makes a Base Rate Advance to the Borrowers pursuant to subsection (b) of this Section 2.05, the Borrowers may prepay such Advance, without penalty, at any time upon three (3) Business Days notice. If despite such Lender's compliance with the preceding provisions of this Section 2.05(b), or if the Borrowers shall refuse to borrow an

Advance at the Base Rate as herein provided, and if it shall become unlawful for any Lender to fund or maintain any Advance or perform its obligations hereunder, upon demand by such Lender, the Borrowers shall prepay in full the outstanding Advance made by such Lender, with accrued interest thereon and all other amounts payable by the Borrowers hereunder, and upon such demand or any notice of prepayment the obligation of such Lender to make any Advance to the Borrowers shall terminate.

            (c) If an Event of Loss occurs, the Borrowers shall give prompt written notice to the Agent of such Event of Loss. Not more than 120 days (the "Loss Termination Date") after the date on which such Event of Loss shall be deemed to have occurred (provided, however, that if a constructive or an agreed compromised total loss of the Vessel is declared or agreed by the underwriters under the insurance more than 30 days after the date of the casualty giving rise to such total loss, then the "Loss Termination Date" shall be 105 days (or the next succeeding Business Day) after the date on which such total loss is declared or agreed by the underwriters), the Borrowers will pay to or on the order of, the Agent, and the Commitment of the Lenders shall be reduced ratably by, the sum of
(i) that portion of the outstanding principal amount of the Loan together with interest thereon to the date of payment (that portion of the Commitment of the Lenders in the case of reduction of the Commitment of the Lenders) representing the fair market value of the Vessel which is the subject of the Event of Loss as determined by the last appraisal obtained pursuant to Section 5.01(c) hereof prior to the Event of Loss or by a new appraisal (assuming such Event of Loss had not occurred and the Vessel were in the condition required under the Mortgage) if requested by the Agent, over the aggregate fair market value similarly determined of all Vessels subject to a Mortgage immediately prior to such Event of Loss, (ii) an amount equal to all expenses (including legal and investigatory fees) incurred by, and not otherwise reimbursed to, the Agent or the Lenders in connection with the occurrence of the Event of Loss, as set forth in a certificate of the Agent delivered to the Borrowers not less than two Business Days prior to the Loss Termination Date, and (iii) and any other amounts which have become due and payable under the Documents but which have not been paid prior to the Loss Termination Date. All prepayments received after an Event of Loss shall be applied as provided in Section 5.05.

            (d) Against the payment obligations of the Borrowers under the preceding paragraph, there shall be credited all payments received in respect of such Event of Loss including all insurance proceeds received prior to the Loss Termination Date by the Agent. So long as there is no Event of Default or Default, all insurance proceeds received by the Agent after the payments described in the preceding paragraphs have been made shall be disbursed by the Agent to the Borrowers. If a Default exists and insurance proceeds are received by the Agent after the payments required by the preceding paragraph have been made, the Agent shall hold such proceeds until either (x) such Default no longer exists, in which case, such proceeds shall be disbursed to the Borrowers or (y) such Default has matured into an Event of Default, in which case proceeds shall be treated in accordance with the sentence next following. So long as an Event of Default shall have occurred and continues, all insurance proceeds received by the Agent shall be handled in accordance with Section 6.03 hereof.

            (e) The Borrowers may not sell or dispose of their respective Vessels without first obtaining the written consent of the Agent to such sale or disposition; provided, so long as no Default or Event of Default has occurred and is continuing, consent shall be granted by the Agent on behalf of the Lender if the proceeds of the sale or disposition shall be applied subject to the terms and conditions described in the following sentence, and upon giving effect to such sale or disposition, no Default or Event of Default shall occur. Upon the sale and/or disposition of any Vessel (so long as there is no Default or Event of Default) the Borrowers will prepay to or on the order of the Agent, and the Commitment of the Lenders shall be reduced ratably by, the greater of: (i) the sales proceeds from the Vessel (less any broker's commissions); or (ii) an amount equal to the outstanding Obligations to the date of sale or disposition (an amount equal to the Commitment of the Lenders in the case of reduction of the Commitment of the Lenders) multiplied by a fraction, the numerator of which is the fair market value of the Vessel being sold or disposed of as determined by the last appraisal obtained pursuant to Section 5.01(c)(x) and the denominator of which is the aggregate fair market value as determined by Section 5.01(c)(x) of the Vessels (including the Vessel being sold or disposed of) which are subject to a Mortgage immediately prior to the sale or disposition. If there is a Default or Event of Default, the Borrowers shall prepay to or on the order of the Agent, the Obligations in full. Upon the sale or disposition of the last Vessel subject to a Mortgage, the Borrowers shall prepay to or on the order of the Agent, the outstanding Obligations in full. Such a prepayment shall be due on the date of the sale or disposition of the relevant Vessel.

            (f) If at any time the Borrowers shall, or may reasonably be expected to, be required to deduct and withhold, or indemnify any Lender with respect to, any Taxes (as defined in Section 2.08) (in each case, as evidenced by an opinion reasonably satisfactory in form and substance to the Agent and the Lenders from independent tax counsel reasonably satisfactory to the Agent and the Lenders) the Borrowers may, upon at least three (3) Business Days notice to the Agent and the Lenders, prepay at any time, pro rata, the outstanding principal amount of each Advance, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid and all other amounts then payable to the Lenders by the Borrowers; provided, that if such Taxes relate to payments to fewer than all the Lenders (the "Affected

Lenders"), the Borrowers may, upon at least three (3) Business Days notice to the Agent and the Affected Lenders, prepay, in whole or in part, pro rata (except as set forth in the following provision), the outstanding principal amount of Advances made by the Affected Lenders, with accrued interest thereon and all other amounts payable to the Affected Lenders by the Borrowers (without prepaying any portion of any Advance made by any Lender that is not any Affected Lender); provided further, that if the rate of Taxes with respect to any Affected Lender is higher than with respect to another Affected Lender, the Borrowers may prepay any portion of the Advance made by the former Affected Lender without prepaying any portion of the Advance made by the latter Affected Lender. The Agent shall give prompt written notice to the Lenders of any prepayments made under this paragraph (f).

            (g) If for any reason whatsoever, any amount outstanding under the OMI Senior Notes is to be prepaid or redeemed, in whole or in part, or a defeasance of any sort whatsoever is to be effected in respect of any or all of the Guarantor's indebtedness under the OMI Senior Notes, then the Borrowers shall, not later than fifteen (15) Business Days (the "Notice Date") prior to the date of any such prepayment, redemption or defeasance, notify the Agent and the Lenders of the date of such proposed prepayment, redemption or defeasance and, together with such notice, the Borrowers shall irrevocably offer (the "Irrevocable Offer") to terminate the available Commitments of the Lenders hereunder and to prepay all outstanding amounts under the Notes in an amount equal to the amount of any such prepayment, redemption or defeasance (the "Irrevocable Offer Amount") on the sixth (6th) Business Day after the Notice Date, unless on or before the fifth (5th) Business Day following the Notice Date, the Lenders reject such Irrevocable
Offer to terminate Commitments and to prepay the Loan. If for any reason, the Borrowers do not receive a reply from the Lenders to their Irrevocable Offer on or before the fifth (5th) Business Day following the Notice Date, or if the Agent and the Lenders for any reason do not timely receive the Irrevocable Offer in the manner herein prescribed, the Borrowers shall, without further act, prepay the outstanding principal amounts of the Loan in an amount equal to the Irrevocable Offer Amount, together with interest thereon to the date of prepayment, and the Commitment of the Lenders hereunder shall be terminated in an amount equal to the Irrevocable Offer Amount, on the sixth (6th) Business Day following the Notice date, but in any event prior to the date of any such prepayment or defeasance of the OMI Senior Notes.

            SECTION 2.06.  INCREASED COSTS; ADDITIONAL INTEREST.
(a) If on or after the Closing Date due to (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements, but not including a change related to Taxes or Excluded Taxes, as such terms are defined in Section 2.08 hereof) in, or in the interpretation of, any law or regulation, or (ii) the compliance by any Lender with any guideline or request (not including any guideline or request with respect to Taxes or Excluded Taxes, but including, with respect to reserve and capital adequacy requirements, those applicable laws, policies, guidelines and directives and interpretations in effect on the Closing Date) from any central bank or other governmental authority, whether or not having the force of law, there shall be any increase in the cost to, or reduction in the return on capital of any Lender in consequence of, any Lender of agreeing to make or making, funding or maintaining an Advance, then the Borrowers shall from time to time, upon demand by such Lender, pay to the Lender additional amounts sufficient to indemnify such Lender against such increased cost or reduction in the return on capital.

            (b) If any Lender shall determine in good faith that reserves under Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its Advances, such Lender shall give notice to the Borrowers, together with a certificate as described below in Section 2.06(c) and the Borrowers shall pay to such Lender additional interest on the unpaid principal amount of each such Advance, payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the rate obtained by dividing the LIBOR Rate for such Interest Period by a percentage equal to 100% minus the Reserve Percentage (defined in the next sentence), if any, applicable during such Interest Period over (ii) the LIBOR Rate for such Interest Period. The "Reserve Percentage" for any such period, with respect to any Advance, means the reserve percentage applicable thereto under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to
(i) liabilities or assets consisting of or including eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and having a term equal to any such period, or (ii) any other category of liabilities which includes deposits by reference to which the interest rate on such Advance is determined and which have a term equal to any such period.

            (c) A certificate as to the amount of any such increased cost, increased interest or reduced return under this Section 2.06, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Before making any demand under paragraph (a) or (b) of this
Section 2.06, the Lender shall designate as to itself a different lending office if such designation would avoid the need for, or reduce the amount of such increased cost or interest, and will not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to it.

            SECTION 2.07. PAYMENTS AND COMPUTATIONS. (a) The Borrowers and the Guarantor, as the case may be, shall make each payment hereunder and under any instrument delivered hereunder (except as otherwise provided in any such instrument) not later than 12:00 noon New York City time on the day when due in lawful and freely transferable United States Dollars to the Agent at the Agent's office at 399 Park Avenue, New York, New York 10043, for the account of the Lending Office in same day funds. The Agent shall promptly disburse to the Lenders funds of such type as it shall have received in the manner provided by this Agreement.

            (b) The Borrowers and the Guarantor hereby authorize the Agent and each Lender, if and to the extent payment is not made when due hereunder or under any instrument delivered hereunder, to charge from time to time against any or all of the Borrowers' or Guarantor's accounts with the Agent or such Lender, as the case may be, any amount so due.

            (c) All computations of interest and fees shall be made by the Agent and the Lenders on the basis of a year of 360 days
(365 or 366 with respect to Base Rate computations) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            (d) Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and any such extension of time shall in all cases be taken into account in the computation of payment of interest due hereunder or otherwise; provided, however, if such extension would extend the maturity date of any Advance or would cause such payment to be made, or the last day of any Interest Period relating to a LIBOR Rate Advance to occur, in a new calendar month, payment shall be made, and the last day of any such Interest Period shall occur, on the next preceding Business Day.

            SECTION 2.08. TAXES. (a) Any and all payments made by the Borrowers or the Guarantor hereunder or under any other Loan Document or under any instrument delivered hereunder or thereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender taxes imposed on net income by the jurisdiction in which the Lending Office of such Lender is located or by any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under such instrument, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) each of the Agent and each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or the Guarantor, as the case may be, shall make such deductions and (iii) the Borrowers or the Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or under any instrument delivered hereunder or thereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document or any instrument delivered hereunder or thereunder (hereinafter referred to as "Other Taxes").

            (c) The Borrowers and the Guarantor will indemnify the Lenders on an after-tax basis for the full amount of Taxes or Other Taxes (including, without limitation, any and all taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.08) paid or incurred by any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date any Lender makes written demand therefor.

            (d) Within 30 days after the date of any payment of any Taxes for which any Lender is entitled to indemnification under this Section 2.8, the Borrowers or the relevant Lender, as the case may be, will furnish to the Agent the original or a certified copy of a receipt or other document evidencing payment thereof. If no Taxes are payable in respect to any payment by the Borrowers or the Guarantor, the Borrowers or the Guarantor, as the case may be, will, at the reasonable request of the Agent, furnish to the Agent an opinion of counsel acceptable to the Agent, stating that such payment is exempt from or not subject to Taxes.

            (e) Without prejudice to the survival of any other agreement of the Borrowers and the Guarantor hereunder, the agreements and obligations of the Borrowers and the Guarantor contained in subsections (a) through (d) of this Section 2.08 shall survive the payment in full of the Obligations and the expiry of the Loan Documents.

            SECTION 2.09. EVIDENCE OF DEBT. The indebtedness of the Borrowers resulting from the Loan shall be evidenced by the Notes in favor of the Lenders issued jointly and severally by the Borrowers in the original, aggregate principal amount of Thirty Million Dollars ($30,000,000), delivered to the Agent. Book entries made by each Lender or the Agent with respect to the Loan shall be conclusive and binding on the Borrowers absent manifest error, as to the existence, amounts, interest rates and maturities of the Obligations of the Borrowers.

            SECTION 2.10. FEES. (a) On each Fee Payment Date, the Borrowers shall pay the Agent, solely for the account of each Lender, a non-refundable commitment fee (as to each Lender, its "Commitment Fee") of .50% per annum of each such Lender's respective Commitment, payable from the Closing Date, on the average daily undrawn portion of the Commitment, subject to adjustment as herein provided.

            (b) The Borrowers shall pay the Agent on or before the Closing Date for the account of each Lender a non-refundable participation fee in an amount mutually agreed by the parties (the "Participation Fee").

            SECTION 2.11. BORROWERS' TERMINATION OF COMMITMENTS. So long as no Default or Event of Default has occurred and is continuing, the Borrowers may by notice delivered to the Agent terminate the Commitment of the Lenders, ratably, in any amount not less than Five Hundred Thousand Dollars ($500,000) and in integral multiples of Five Hundred Thousand Dollars ($500,000) if in excess thereof, provided that no such termination shall be effective until three (3) Business Days following receipt by the Agent of such notice. Each notice of termination given pursuant to this Section
2.11 shall be irrevocable and binding when given and shall permanently reduce the Commitment of each Lender ratably in accordance with its Percentage Interest. No amount of the Commitment for which a notice of termination has been given by the Borrowers shall be available for borrowing under this Agreement.
The Agent shall give each Lender prompt notice of each notice of termination of Commitment received from the Borrowers.

                                 ARTICLE III

                            CONDITIONS OF LENDING

            SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Lender to make its initial Advance is subject to the condition precedent that on or before the Drawdown Date of the initial Borrowing (i) the Agent shall have received the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                 (a) The Notes payable to each of the Lenders, respectively.

                 (b)   This Agreement, the Operations Account
            Assignment and the Security Account Assignment, duly executed by the Borrowers and the Guarantor.

                 (c) The Mortgages on the Vessels duly recorded by the Deputy Commissioner.

                 (d) An Earnings Assignment duly executed by each of the Borrowers respecting its Vessel.

                 (e) The Charter Assignment duly executed by Darien Shipping Ltd. respecting its Vessel, together with, to the extent available, the Charterer's consent and agreement duly executed by the Charterer, together with a copy of the Charter covered thereby, certified as true and correct by the relevant Borrower and, to the extent available, the Charterer.

                 (f)   The Pledge Agreement with the Pledged
            Securities and irrevocable proxies and blank stock powers with respect to the Pledged Securities.

                 (g) An Insurance Assignment duly executed by each of the Borrowers respecting its Vessel together with notices of such Assignment.

                 (h) The Master Vessel Trust Agreement duly executed by the Agent on behalf of the Lenders and Citibank, N.A.

                 (i) A Certificate of Ownership and Encumbrance for each Vessel issued by the Deputy Commissioner stating that such Vessel is owned by its respective Borrower and that there are on record in such office no mortgages, liens or other encumbrances on such Vessel except the relevant Mortgage.

                 (j) Certified copies of evidence of good standing and the Articles of Incorporation and Bylaws of each of the Borrowers, Pledgors and Guarantor.

                 (k) Certified copies of the resolutions of the Board of Directors of each of the Borrowers, the Pledgors and the Guarantor approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

                 (l)(i) A certificate of the secretary or an assistant secretary of each of the Borrowers, the Pledgors and the Guarantor certifying the names and true signatures of the officers of the Borrower, Pledgor or Guarantor, respectively, authorized to sign the Loan Documents and any other documents to be delivered hereunder and (ii) a certificate of the president or vice president of each of the Borrowers and the Guarantor stating that the representations and/or warranties contained in Section 4.01 are correct on and as of the Closing Date, and stating that no material adverse change has occurred since December 31, 1992 in the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower or Guarantor, respectively.

                 (m)(i) A favorable opinion of Fredric S. London, general counsel of the Guarantor, acting as special counsel to the Borrowers and Guarantor, substantially in the form of Exhibit F-1 hereto and as to such other matters as any Lender through the Agent may reasonably request and (ii) a favorable opinion of Messrs. Watson, Farley & Williams, special counsel to the Borrowers, Pledgors and Guarantor, substantially in the form of Exhibit F-2 hereto.

                 (n) A favorable opinion of Messrs. Haight, Gardner, Poor & Havens, special New York counsel to the Agent and the Lenders, as to such matters as any Lender through the Agent may reasonably request.

                 (o) A report and opinion of an insurance broker satisfactory to the Agent with respect to insurance on the Vessels together with copies of the certificates of insurance and/or certificates of entry with respect to all insurance required by the Mortgages (including mortgagee's additional perils (pollution), if required), showing, among other things, the loss payee clause required by the Mortgages, in each case signed by the respective insurer or the duly authorized broker thereof.

                 (p) A letter from the Process Agent, referred to and defined in Section 8.07 of this Agreement, in which it agrees to act as Process Agent for the Borrowers, the Pledgors and the Guarantor and to deliver forthwith to the Borrowers and the Guarantor all process received by it as such Process Agent.

                 (q) Evidence of payment by the Borrowers and the Guarantor of all applicable documentary stamp taxes (if any) payable in connection with the authorization, execution and delivery of each of the Loan Documents, and the performance of the transactions hereby or thereby contemplated, or an opinion of counsel that no such taxes are payable.

                 (r) A valuation report of a ship broker acceptable to the Agent with respect to the fair market value of each Vessel.

                 (s) Evidence that the Borrowers have paid to the Agent, and the Agent shall have received, the Commitment Fee and the Participation Fee payable to each Lender.

                 (t) Uniform Commercial Code Financing Statements and other appropriate financing statements, Companies Registry filings, or notices and consents, in each case in form and substance acceptable to the Agent, duly executed by the Borrowers or other appropriate Person, and duly filed with the appropriate offices or registers as designated by the Agent, and evidence that the Borrowers and the Guarantor shall have done such other acts requested by the Agent to create a perfected security interest or charge having first priority in any collateral covered by a Loan Document.

            (ii) all approvals, authorizations, consents, notices to or registrations with any governmental authority or agency have been obtained and are in full force and effect; and

            (iii) all corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Transaction shall be satisfactory in form and substance to each of the Lenders and the Agent and their counsel; and

            (iv) the Agent and each Lender shall have received such other approvals, opinions, or documents as they may reasonably request.

            SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the Drawdown Date of such Borrowing (a) the following statements shall be true, and the Agent shall have received for the account of such Lender a certificate signed by a duly authorized officer of each of the Borrowers and the Guarantor, dated the date of such Borrowing, stating that (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrowers of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing such statements are true):

            (i)  the representations and warranties contained in
      Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (ii) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom; and

            (iii)  no material adverse change has occurred since
      December 31, 1992 in the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor, the Borrowers or their Subsidiaries.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

            SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE
BORROWERS AND THE GUARANTOR. The Borrowers and the Guarantor represent and warrant as follows:

            (a) Due Existence; Compliance. The Borrowers and the Pledgors are corporations duly incorporated, validly existing and in good standing under the laws of Liberia and have all requisite corporate power and authority under such laws to own or lease and operate their properties and to carry on their business as now conducted and as proposed to be conducted, and to execute, deliver and perform their obligations under the Loan Documents, to which they are, or will be, a party. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents, to which it is, or will be, a party. Each of the Borrowers, the Guarantor and their Subsidiaries is duly qualified or licensed to do business as a corporation or foreign corporation, as the case may be, and is in good standing, where applicable, in all jurisdictions in which they own or lease property (including vessels), or proposes to own or lease property (including vessels), or in which the conduct of their businesses, and the conduct of their businesses upon consummation of the Transaction, requires them to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Borrowers, the Guarantor and their Subsidiaries or the ability of any such Person to perform their obligations under any of the Loan Documents to which they are or may be a party. Each of the Borrowers, the Guarantor and their Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders.

            (b) Corporate Authorities; No Conflicts. The execution, delivery and performance by the Borrowers, the Pledgors and the Guarantor of this Agreement and the other Loan Documents to which they are or will be, a party are within their corporate powers and have been duly authorized by all necessary corporate and stockholder approvals and (i) do not contravene their charters or by-laws or any law, rule, regulation, judgment, order or decree applicable to or binding on the Borrowers, the Guarantor or their Subsidiaries and
      (ii) do not contravene, and will not result in the creation of any Lien under, any provision of any contract, indenture, mortgage or agreement to which any of the Borrowers, the Guarantor or their Subsidiaries is a party, or by which they or any of their properties are bound.

            (c) Government Approvals and Authorizations. No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Borrowers, the Pledgors or the Guarantor of the Loan Documents (except such as have been duly obtained or made and remain in full force and effect).

            (d) Legal, Valid and Binding. Each of the Loan Documents is, or upon delivery will be, the legal, valid and binding obligation of the Borrowers, the Pledgors and the Guarantor, enforceable against the Borrowers, the Pledgors and the Guarantor in accordance with its terms (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganization or similar laws generally affecting creditors' rights as well as the award by courts of relief in lieu of specific performance of contractual provisions).

            (e) Marketable Title. Each Borrower has and shall have good and marketable title to the Vessel identified as owned by such Borrower herein, free and clear of Liens, charges and encumbrances whatsoever except from and after the date of the initial Advance for the lien of the Mortgage thereon and Liens, charges and encumbrances expressly permitted by the terms of such Mortgage; each Vessel is duly documented in the name of its Borrower in accordance with the laws of Liberia.

            (f) Valid Mortgages. Upon execution, delivery and recording at the office of the Deputy Commissioner, each Mortgage shall create a valid first preferred ship mortgage and Lien in and on the Vessel described therein enforceable against the respective Borrower and all third parties in accordance with applicable laws in the United States and Liberia and shall secure the due payment and performance of all obligations of the Borrowers and the Guarantor under the Loan Documents.

            (g) Valid Earnings Assignments. Each of the Earnings Assignments, when executed and delivered, will create a valid and perfected first priority security interest in the collateral described therein, enforceable in accordance with its terms against the grantor thereof and all third parties upon filing of appropriate Uniform Commercial Code financing statements with the Secretary of State of New York and the County Clerk of New York County.

            (h) Valid Charter Assignments. Each of the Charter Assignments will, when executed and delivered, create a valid and perfected first priority security interest in the collateral described therein, enforceable in accordance with its terms against the grantor thereof and all third parties upon notice being given to each relevant charterer and the consent of each such charterer.

            (i) Valid Insurance Assignments. Each of the Insurance Assignments, when executed and delivered, will create a valid and perfected first priority security interest in the collateral described therein, enforceable in accordance with its terms against the grantor thereof and all third parties upon notice being given to underwriters or protection and indemnity club and the consent of underwriters or the club thereto where policy provisions or club rules so provide.

            (j) No Place of Business in U.S. Each of the Borrowers, the Pledgors and the Guarantor has no place of business (and no place where records of its charters, earnings, hires and insurances are kept) in the United States other than 90 Park Avenue, New York, New York.

            (k) Use of Proceeds. The proceeds of the Loan shall be used solely by the Borrowers to finance their operations outside the United States. No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 of the United States. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (l) Best Interests of the Company; Ownership. (1) Each of the Borrowers has determined as of the date hereof by virtue of its entering into the transactions contemplated hereby, that its incurrence of joint and several liability hereunder and its execution and delivery of Security Documents with respect to its Vessel in respect of its joint and several liability hereunder (i) is in its own best interests, (ii) does not leave it unable to pay its debts as they become due in the ordinary course of business, (iii) will not leave it with debts which cannot be paid from the present saleable value of its property, and (iv) will not render it insolvent within the meaning of Section 101(31) of the United States Bankruptcy Code and Section 271 of the New York Debtor and Creditor Law. Each Borrower has, by separate contractual and organizational arrangements with the other Borrowers, rights of reimbursement or contribution to the extent that such Borrower may be obligated to pay more than the amount of the credit received by it as a consequence of the transactions contemplated by this Agreement.

            (2) The Guarantor indirectly owns all issued and outstanding shares of the capital stock of the Borrowers, free and clear of all Liens whatsoever, and indirectly owns all issued and outstanding shares of the capital stock of the Pledgors.

            (m) Financial Information. Each of the consolidated annual audited balance sheets of the Guarantor as at December 31, 1992, and the consolidated quarterly unaudited balance sheets of the Borrowers and the Guarantor as at September 30, 1993, and the related statements of operations and statements of cash flows of the Borrowers, the Guarantor and their Subsidiaries for the fiscal year or fiscal quarter then ended, as the case may be, copies of which have been furnished heretofore by the Borrowers and the Guarantor to the Agent, fairly present the consolidated financial condition of the Borrowers, the Guarantor and their Subsidiaries as at such date and the results of the operations of the Borrowers, the Guarantor and their Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied (subject, in the case of the September 30, 1993 statements to normal year-end audit adjustments). Since December 31, 1992, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrowers, the Guarantor and any of their Subsidiaries.

            (n) Litigation. There is not pending nor, to the knowledge of the Borrowers and the Guarantor upon due inquiry and investigation, threatened any action or proceeding affecting any of the Borrowers, the Guarantor or any of their Subsidiaries, by or before any court, governmental agency or arbitrator, which reasonably could be expected (i) to materially adversely affect the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Borrowers, the Guarantor and their Subsidiaries taken as a whole, or (ii) to prohibit, limit in any way or materially adversely affect the consummation of the Transaction contemplated by the Loan Documents, including, without limitation, the ability of the Borrowers, the Guarantor or their Subsidiaries to perform their obligations under this Agreement or any Note.

            (o) Immunities. Neither the Borrowers, the Guarantor nor any of their Subsidiaries, nor the property of any of them, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its organization.

            (p) No Taxes. There is no tax, levy, impost, deduction, charge or withholding or similar item imposed (i) by Liberia or the States of Delaware or New York, or by any political subdivision of any of the foregoing, on or by virtue of the execution or delivery or enforcement of this Agreement or any Note or any other document to be furnished hereunder or thereunder, except in connection with the recordation of the Mortgage by the Deputy Commissioner and except that a stamp (presently of nominal value) must be affixed to any document or instrument presented to a Liberian court or (ii) by Liberia or the States of Delaware or New York, or by any political subdivision of any of the foregoing, on any payment to be made by the Borrowers, the Pledgors or the Guarantor pursuant to this Agreement or any Note, other than taxes on or measured by net income imposed by any such jurisdiction in which a Lender has its situs of organization or a fixed place of business.

            (q) No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of any of the Loan Documents in each of Liberia and the States of Delaware and New York, it is not necessary that any of the Loan Documents, or any other document related to any thereof, be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to any of the Loan Documents except to the extent provided in (p) above and except for a stamp (presently of nominal value) which must be affixed to any document or instrument presented to a Liberian court.

            (r) No Defaults. There does not exist (i) any event of default, or any event or condition that with notice or lapse of time or both would constitute an event of default, under any agreement to which any of the Borrowers, the Guarantor or any of their Subsidiaries is a party or by which any of them may be bound, or to which any of their properties or assets may be subject which default would have a material adverse effect on the Borrowers, the Guarantor and their Subsidiaries taken as a whole, or would materially adversely affect their ability to perform their respective obligations under this Agreement or any Note or any Loan Document, or (ii) any event which is or would result in a Default or Event of Default.

            (s) Margin Regulations. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. None of the Borrowers, the Guarantor nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System.

            (t) Investment Company Act. Each Borrower, each Pledgor and the Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

            (u) Taxes Paid. (i) Each Borrower, the Guarantor and their Subsidiaries (A) has filed or caused to be filed, or has received from the relevant governmental authorities an extension to file, all material tax returns which are required to have been filed, and (B) has paid all taxes shown to be due and payable on said returns or extension requests or on any material assessments made against it or any of its properties, and all other material taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on its books); and (ii) no material tax liens have been filed and no material claims are being asserted with respect to any such taxes, fees or other charges other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP have been provided on its books.

            (v) Disclosure. No representation, warranty or statement made or document or financial statement provided by the Borrowers, the Guarantor, or any of their Affiliates or Subsidiaries, in or pursuant to this Agreement or any Note, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

            (w) Good Title. The Borrowers, the Pledgors and the Guarantor have good title to their properties and assets, except for (i) as permitted under this Agreement, existing or future Liens, security interests, mortgages, conditional sales arrangements and other encumbrances either securing

      Indebtedness or other liabilities of the Borrowers, the Guarantor or any of their Subsidiaries, or which the Borrowers or the Guarantor in their reasonable business judgment have determined would not be reasonably expected to materially interfere with the business or operations of the Borrowers, the Guarantor and their Subsidiaries as conducted from time to time, and (ii) minor irregularities therein which do not materially adversely affect their value or utility.

            (x) ERISA. (i) No Insufficiency or Termination Event has occurred or is reasonably expected to occur, and no "accumulated funding deficiency" exists and no "variance" from the "minimum funding standard" has been granted (each such term as defined in Part III, Subtitle B, of Title I of ERISA) with respect to any Plan in which the Borrowers, the Guarantor or any of their Subsidiaries is a participant.

         (ii) None of the Borrowers, the Guarantor nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan, except for any Withdrawal Liability incurred prior to the date hereof which has been satisfied in full.

         (iii) None of the Borrowers, the Guarantor nor any ERISA Affiliate has received any notification that any Multiemployer Plan in which it is a participant is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

            (y)  Solvency.  The Borrowers, the Pledgors and the
      Guarantor are Solvent.  The Borrowers, the Pledgors and the
      Guarantor will be solvent on each date a Lender advances funds to the Borrowers in respect of the Loan.

            (z) No Guarantee by Universal Bulk Carriers, Inc. Universal Bulk Carriers, Inc., a wholly owned subsidiary of the Guarantor, has not guaranteed, or pledged any of its properties or assets to secure, payment of the Indebtedness of, or the performance of any obligation by, any person (other than itself under an existing Credit Line Facility Agreement dated May 22, 1992 with Christiania Bank og Kreditkasse in the total amount of Ten Million Dollars ($10,000,000) (or any renewal or replacement in any amount up to Ten Million Dollars [$10,000,000]).

            (aa)  Environmental Compliance.  The Borrowers, the
      Pledgors and the Guarantor are in compliance, in all material respects, with all environmental laws and regulations.

            (bb) Payment Restrictions Affecting Subsidiaries. Except as set forth in the documents more particularly described in
      Schedule III hereto, made a part hereof, there does not exist any consensual encumbrances or restriction on the ability of any Subsidiary of the Guarantor to (i) pay dividends or make any other distributions on such Subsidiary's capital stock or pay any Indebtedness owed to the Borrowers, the Guarantor or any of their Subsidiaries or (ii) make loans or advances to the Borrowers, the Guarantor or any of their Subsidiaries.

                                  ARTICLE V

                        COVENANTS; GUARANTY; ACCOUNT.

            SECTION 5.01.  AFFIRMATIVE COVENANTS.  So long as an
Advance or any other Obligation shall remain unpaid, or any Lender shall have any Commitment under this Agreement, unless the Agent on behalf of the Lenders shall otherwise consent in writing in accordance with Section 7.04:

            (a) Compliance with Laws. Each Borrower and the Guarantor shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, and to pay when due all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided.

            (b) Use of Proceeds. The Borrowers shall use all proceeds of the Notes for such general corporate purposes as may be permitted under applicable law, provided that neither the Agent nor any Lender shall have any responsibility as to the use of such proceeds.

            (c)  Financial Information; Defaults.

            (i) The Borrowers and the Guarantor shall promptly inform the Agent of any event which is or may become a default or breach of the Borrowers' obligations, respectively, under the Loan Documents or result in a Default or Event of Default, or any event which materially adversely affects their ability fully to perform any of their obligations under any Loan Document, or any event of default which has occurred and is continuing under any material agreement to which the Borrowers, the Guarantor or any of their Subsidiaries is a party;

            (ii) As soon as the same become available, but in any
                 event within 120 days after the end of each of their fiscal years, the Borrowers shall deliver to the Agent on behalf of the Lenders unaudited annual financial statements of the Borrowers and the Guarantor shall deliver to the Agent on behalf of the Lenders audited annual consolidated financial statements of the Guarantor. All such financial statements of the Guarantor shall set forth, in comparative form the corresponding figures for the preceding fiscal year (excluding, as to any Subsidiary acquired after the Closing Date, corresponding information for the period preceding its acquisition); all such financial statements of the Guarantor shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Agent, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries as at the end of, and for, such fiscal year;

            (iii) As soon as the same become available and in any event within 75 days after the end of each of the first three fiscal quarters of each of their fiscal years, the Borrowers shall deliver to the Agent on behalf of the Lenders unaudited quarterly financial statements of the Borrowers, and the Guarantor shall deliver to the Agent on behalf of the Lenders unaudited quarterly consolidated financial statements. Delivery of the Guarantor's quarterly financial statements containing information required to be filed with the Securities and Exchange Commission on Form 10-Q (as in effect on the Closing Date) shall satisfy the requirements of the first sentence of this Section 5.01(c)(iii) for the Guarantor, provided however that such requirements shall not be satisfied if the Guarantor makes no such filings or if there is a material change after the Closing Date in the form or substance of financial disclosures and financial information required to be set forth in Form 10-Q. All such financial statements shall be accompanied by a certificate of a senior financial officer of each of the Borrowers and the Guarantor, which certificate shall state that such financial statements fairly present the financial condition and results of the operations of the

                       Borrower or the Guarantor, respectively, and its Subsidiaries, as at the end of, and for, such period (subject to normal year end audit adjustments) in accordance with GAAP, consistently applied;

            (iv) Together with the financial statements to be
                 delivered to the Agent on behalf of the Lenders from time to time pursuant to clauses (ii) and
                 (iii) of this Section 5.01(c), (a) the Guarantor shall deliver to the Agent a certificate of a President or Senior Vice President of the Guarantor, substantially in the form of Exhibit G, which certificate shall (x) state that the consolidated financial condition and operations of the Guarantor and its Subsidiaries are such as to be in compliance with all of the provisions of Sections 5.01(d) of this Agreement, (y) set forth in reasonable detail the computations necessary to determine whether the provisions of
                 Sections 5.01(d) have been complied with, and
                 (z) state that no Default or Event of Default has occurred and is continuing, and (b) each Borrower shall deliver to the Agent a certificate of a President or Senior Vice President of the Borrower, which certificate shall state that no Default or Event Default has occurred and is continuing;

            (v) Within thirty (30) days after the end of each fiscal quarter, including the last fiscal quarter, the Guarantor shall deliver to the Agent on behalf of the Lenders a statement, substantially in the form of Exhibit H hereto, certified by its President or Senior Vice President, as to the amount as at the end of such fiscal quarter of the
                 (x) unencumbered cash, (y) marketable securities, and (z) any unused portion of both short and long term committed credit facilities, regardless of tenure, in each case of itself, its Subsidiaries and Affiliates.

            (vi) Promptly upon their becoming available, the
                 Borrowers and the Guarantor shall deliver to the Agent copies of all registration statements and periodic reports which the Guarantor shall have filed with the Securities and Exchange Commission or any national securities exchange or market and any ratings (and changes thereto) of its debt by Standard & Poor's Corporation and Moody's Investors Service;

            (vii) Promptly upon the mailing thereof to their shareholders, the Borrowers and the Guarantor shall deliver to the Agent copies of all financial statements and reports so mailed;

            (viii) As soon as reasonably possible, the Borrowers and the Guarantor shall deliver to the Agent copies of all reports and notices which they or any of their Subsidiaries files under ERISA with the Internal Revenue Service, the PBGC, the U.S. Department of Labor or the sponsor of a Multiemployer Plan, or which they or any of their Subsidiaries receives from the PBGC or the sponsor of a Multiemployer Plan related to
                       (a) any Termination Event and (b) with respect to a Multiemployer Plan, (x) any Withdrawal Liability, (y) any actual or expected reorganization (within the meaning of Title IV of ERISA), or (z) any termination of a Multiemployer Plan (within the meaning of Title IV of ERISA), excluding liability in connection with the OMI Corp. 1988 Pension Plan not in excess of One Million Five Hundred Thousand Dollars ($1,500,000);

            (ix) From time to time on request, the Borrowers and the
                 Guarantor shall furnish the Agent and any of the Lenders with such information and documents and provide the Agent access to the books, records and agreements of the Borrowers, the Guarantor, and any Subsidiary or Affiliate of the Guarantor, as the Agent or any of the Lenders, acting through the Agent, may reasonably require. All certificates, materials and documents to be furnished by the Borrowers and the Guarantor under this Section 5.01(c) shall be provided to the Agent in such number of copies as the Agent may reasonably request and shall be furnished promptly by the Agent to the Lenders; and

            (x) The Agent may (and if requested by the Borrowers, will) from time to time and will on each anniversary of the Closing Date obtain a written opinion of a recognized ship broker selected by the Agent from Schedule II as to the fair market value of each Vessel (assuming a charter-free vessel and an arms' length willing seller and willing buyer but without physical inspection of any Vessel unless requested by the Agent), and upon delivery of a copy of such report to the Borrowers, the Borrowers will pay to the Agent the cost of obtaining such report (including, so long as a Default or Event of Default has occurred and is continuing, the cost of any requested inspection). The Borrowers may (and, if requested by the Lenders, will) from time to time deliver to the Agent a written opinion of the chief executive officer of each Borrower as to the fair market value of each Vessel; such opinion will be effective for the purposes of Section 5.01(d)(iv) only if it is approved in writing by the Agent.
                 The Borrowers shall have no right to dispute or challenge any decision of the Agent relating to the approval of such opinion.

            (d)  Financial Covenants.  The Borrowers and the
      Guarantor, respectively, shall ensure that:

            (i) the ratio of the Guarantor's Total Debt to Tangible Net Worth, tested quarterly, shall be at all times no greater than

                             2:1 during the period through December
                       31, 1994,

                             1.85:1 during the period January 1, 1995
                       through December 31, 1995 and

                             1.75:1 commencing January 1, 1996 and at
                       all times thereafter;

            (ii) at the end of each fiscal quarter, the amount of
                 the Guarantor's Consolidated Cash Flow Ratio
                 (defined below) shall be, as at the end of each of the four fiscal quarters immediately preceding covenant testing, at least 125%. The Consolidated Cash Flow Ratio shall be the quotient of "N" divided by "D", where during the period of covenant testing, on a consolidated basis for the Guarantor,

                 "N" is the sum of (v) operating income, (w) the amount of depreciation and amortization, (x) cash dividends from joint ventures with Persons not Subsidiaries of the Guarantor, in excess of the aggregate equity investments of Guarantor and its Subsidiaries in such joint ventures, (y) its unencumbered cash plus the current value of all marketable securities, and (z) the unused portion of committed credit facilities available to the Guarantor having an unexpired term in excess of one year from the date of covenant testing, and

                 "D" is the sum of (v) interest payments, (w) scheduled payments of principal made on debt (but excluding any prepayments of principal), (x) cash payments made on taxes due, (y) cash dividend payments and (z) payments made for capital expenditures for the maintenance of assets;

            (iii) at all times, the sum of (x) the Guarantor's consolidated, unencumbered cash, (y) the current value of the Guarantor's short term investments (in conformity with GAAP) and (z) the unused portion of committed credit facilities available to Guarantor and its wholly-owned Subsidiaries having an unexpired term greater than one year from the date of covenant testing shall at least equal Twenty-Five Million Dollars ($25,000,000), provided further that the aggregate value of such unencumbered cash and such marketable securities shall at least equal Fifteen Million Dollars ($15,000,000); and

            (iv) the aggregate fair market value ("FMV") of the
                 Vessels, subject to a Mortgage and not subject to an Event of Loss, determined by reference to the most recent opinion delivered to and approved by the Agent or obtained by the Agent pursuant to
                 Section 5.01(c)(x) above, is an amount not less than 135% of the aggregate amount of all available Commitments and outstanding amounts under the Notes. In the event the Borrowers are not in compliance with the requirements of the preceding sentence, they shall promptly (x) prepay amounts available under the Notes and permanently reduce the amount of the Commitments in the requisite amount to maintain covenant compliance, (y) deposit and maintain cash in an account with the Agent, the amount of which shall be deducted from the aggregate amount of all available Commitments and the outstanding amounts under the Notes for the purpose of testing covenant compliance, or (z) grant the Agent on behalf of the Lenders a perfected first priority security interest in additional collateral satisfactory in form and substance to the Agent, the fair market value of which (as determined by an appraisal of the type described in Section 5.01(c)(x) above if it is a vessel and otherwise as determined by the Agent), shall be added to "FMV" as defined in the preceding sentence for the purpose of testing covenant compliance, or (2) if necessary, immediately sell one or more vessels (other than a Vessel) or other assets and apply the proceeds as provided in clause
                 (y) above.

            (e) Corporate Existence, Mergers. (i) Each Borrower shall preserve and maintain in full force and effect its corporate existence and rights, and not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person. (ii) The Guarantor shall preserve and maintain in full force and effect its corporate existence and rights and those of its Subsidiaries, and not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person or permit any of its Subsidiaries to do so, except that (w) any Subsidiary (other than any Borrower) of the Guarantor may merge or consolidate with or into the Guarantor if the surviving entity is the Guarantor, or transfer assets to, or acquire assets of the Guarantor so long as such assets do not constitute all or substantially all of the assets of the Guarantor, (x) any Subsidiary (other than any Borrower) of the Guarantor may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Guarantor, (y) the Guarantor and its Subsidiaries (other than any Borrower) may acquire all or substantially all of the assets of any Person if the surviving entity is the Guarantor or such Subsidiary, as the case may be, and (z) as permitted by the terms of Section 801 of the OMI Indenture without giving effect to any amendment, supplement, modification, or waiver of any of the terms thereof, the Guarantor may merge or consolidate with any Persons and any Person may, acquire all of the assets of, the Guarantor, provided however with respect to (z), (1) that no Default or Event of Default has occurred and is continuing or would result upon giving effect to any such merger, consolidation or acquisition, (2) the surviving entity shall by an instrument in writing satisfactory to the Agent and the Lenders, assume all of the obligations of the Guarantor under this Agreement and (3) upon request, the Borrowers, Pledgors and Guarantor shall deliver or cause to be delivered opinions of counsel satisfactory to the Agent and the Lenders with respect to such matters referred to above and such other instruments and things as they may reasonably require, and provided further that no such merger, consolidation or acquisition shall be permitted if, in the sole reasonable opinion of the Agent and the Lenders, such merger, consolidation or acquisition will, or may be reasonably expected to, materially, adversely affect the rights or remedies of the Agent or Lenders under the Loan Documents, the value of any Collateral, or will be or may otherwise reasonably be expected to be, materially disadvantageous to the Agent or any Lender.
            (f) Maintenance of Class and Insurance. (i) The Borrowers will use due diligence to maintain each Vessel in the highest classification and rating given by its classification society for vessels of the same age and type. The Borrowers will keep the Vessels insured if and as required in the Mortgages, including mortgagee's interest insurance additional perils (pollution) coverage (which will be placed by the Agent on behalf of the Lenders) and mortgagee's paramount interest clause satisfactory to the Agent. The aggregate valuation of the Vessels for purposes of hull and machinery and war risk insurance shall not be less than 120% of the aggregate amount of the Commitments and the unpaid principal amount of the Loan. (ii) If required, the Agent on behalf of the Lenders will arrange for the annual renewal of such additional perils (pollution) insurance in the name of any Lenders which are party to this Agreement at the time of renewal in an amount equal to a percentage between 100% and 120% to be decided at the sole discretion of the Lenders multiplied by the sum of the Commitments and unpaid principal amount of the Loan multiplied by a fraction, the numerator of which is the fair market value of the Vessel being insured as determined by the last appraisal obtained pursuant to
      Section 5.01(c)(x) and the denominator of which is the aggregate fair market value as determined by Section 5.01(c)(x) of the Vessels for which such additional perils (pollution) insurance is obtained. The insurance premium will be an expense for the account of the Borrowers. The Agent shall have the right to determine which Vessels shall be insured for additional perils (pollution) insurance. The Agent shall have the right to select the broker placing the insurance subject to the broker's premium being reasonably acceptable to the Borrowers. In the event that such additional perils (pollution) insurance is unavailable or the Agent is unable to procure a commitment letter with respect to said such additional perils (pollution) insurance, from the date of the written notice of the Agent that it is unable to procure a commitment letter, the Borrowers shall prepay the Loan, interest thereon and all other amounts due hereunder and under all other Loan Documents within 90 days of receipt of such written notice. In the event that any cargo of persisted oils is scheduled to be carried by any of the Vessels, the Borrowers will promptly notify the Agent as soon as they become aware of such intention to carry cargo.

            (g) Accounting Requirements. The Borrowers may record their joint and several liability to the Lenders for the Loan as the several liabilities of one or more of the Borrowers to the extent permitted by GAAP, provided that to the extent any Borrower is insolvent or would be rendered insolvent by recording any portion of the Loan as its liability, such portion shall be recorded as a liability of the Guarantor to the Lenders, and, to the extent such portion is made available to such Borrower, as a capital investment by the Guarantor in such Borrower.

            (h) Masters' Undertakings. The Borrowers will promptly deliver to the Agent the written acknowledgment and undertaking by the master of each Vessel that a certified copy of the Mortgage of such Vessel has been placed and will remain aboard such Vessel and the notices required thereby have been and will remain posted.

            (i) The Borrowers' and Pledgors' Stock. Each of the Borrowers shall ensure that at all times all of the issued and outstanding shares of its capital stock shall be owned by the Pledgors, respectively, in each case, free and clear of Liens in favor of any other Person (other than the Agent under the Pledge Agreement) and that all of the issued and outstanding shares of the capital stock of the Pledgors will be owned, directly or indirectly, by the Guarantor.

            (j) Indebtedness. The Guarantor will keep each Borrower free and clear of any Indebtedness, except Indebtedness created in the ordinary course of business or permitted by
      Section 5.02(b).

            (k) Solvency. The Guarantor will cause each Borrower and each Pledgor, individually and on a consolidated basis, to be and continue to be Solvent.

            (l) Vessel Management. The Guarantor or any Subsidiary or Affiliate of the Guarantor shall provide management services to the Vessels and shall continue to provide such management services until the Termination Date unless the prior written consent of the Agent shall have been obtained.

            (m) Further Assurances. The Borrowers shall, from time to time upon the request of any Lender, accept for cancellation any Note or Notes held by and payable to such Lender, and thereupon the Borrowers shall execute and deliver to such Lender, payable to it and its registered assigns, a substitute Note or Notes in like form and total aggregate amount as the canceled Note or Notes, but in any denomination not smaller than Five Million United States Dollars ($5,000,000) or such lesser amount as such Lender may request as shall constitute the outstanding principal of all outstanding Notes held by such Lender. The Borrowers shall do all things necessary to maintain each of the Loan Documents as legal, valid and binding obligations, enforceable in accordance with their respective terms by the Agent and the Lenders. The Borrowers shall take such other actions and deliver such instruments as may be necessary or advisable, in the opinion of the Agent on behalf of the Lenders to protect the rights and remedies of the Agent and the Lenders under the Loan Documents.

            (n) OMI Senior Notes, Indenture. The Guarantor shall, and shall cause each one of its Subsidiaries to, comply with each of the terms and conditions of the OMI Senior Note Offering, the OMI Senior Notes and the OMI Indenture including, without limitation, all such obligations as therein described and as therein defined, relating to limitations on Debt and Preferred Stock of Subsidiaries, on Restricted Payments, on Liens, on change of control, on dividends and other payments affecting Restricted Subsidiaries, on the disposition of proceeds of Asset sales, on Sale and Leaseback Transactions, and on mergers, consolidations and Asset Dispositions, in all cases, as if the terms of the OMI Senior Note Offering, the OMI Senior Notes and the OMI Indenture were set forth herein in their entirety, and, except as the Agent may otherwise agree in writing, so long as the OMI Senior Notes or the OMI Indenture are in force and effect and without regard to any waiver, amendment, supplement or modification of any of the terms thereof.

            SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation shall remain unpaid or any Lender shall have any Commitment, unless the Agent on behalf of the Lenders shall otherwise consent in writing in accordance with
Section 7.04:

            (a)  No Amendment of OMI Senior Note Offering.  The
      Guarantor shall not request or agree to any material amendment, waiver, supplement or modification of any of the terms of the OMI Senior Note Offering, OMI Senior Notes or OMI Indenture.

            (b) Indebtedness. No Borrower will create or suffer to exist, and the Guarantor will not permit any Borrower to create or suffer to exist, any Indebtedness of a Borrower other than (i) the Indebtedness evidenced by the Notes, (ii) Indebtedness of such Borrower to the Guarantor, and (iii) other Indebtedness of a Borrower for the deferred purchase price of property or services not exceeding $500,000 in the aggregate for any Borrower or $1,000,000 in the aggregate for all Borrowers.

            (c) Lease Obligations. No Borrower will create or suffer to exist, any obligations of a Borrower for the payment of rental for any property (including vessels) under leases, charters or agreements to lease having a term of one year or more which would cause the direct or contingent liabilities of the Borrowers on a consolidated basis, in respect of all such obligations to exceed U.S. $100,000 (or its equivalent in another currency) payable in any period of 12 months.

            (d) Stock Purchases. No Borrower will purchase or otherwise acquire for value any stock of the Guarantor or any of its Affiliates.

            (e) Limitation on Payment Restrictions Affecting Subsidiaries. Neither the Guarantor nor the Borrowers shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than those contained in or permitted by or through any other provision of this Agreement, including those contained in documents existing on the Closing Date evidencing Indebtedness permitted by any of the foregoing) on the ability of any Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's capital stock or pay any Indebtedness owed to the Borrowers, the Guarantor or any of their Subsidiaries, (ii) make loans or advances to the Borrowers, the Guarantor or any of their Subsidiaries, or
      (iii) transfer any of its property or assets to the Borrowers, the Guarantor or any of their Subsidiaries, except with respect to (iii) in the cases of the Guarantor and its Subsidiaries other than the Borrowers (the "Other Subsidiaries"), to the extent required to secure the Indebtedness of the Guarantor or such Other Subsidiaries which Indebtedness is not prohibited, directly or indirectly, by the terms of this Agreement.

            (f) Transactions with Officers, Directors and Shareholders. Neither the Guarantor nor the Borrowers shall enter or permit any of their Subsidiaries to enter into any transaction or agreement, including but not limited to any lease, Capital Lease, purchase or sale of real property, purchase of goods or services, with any Subsidiary, Affiliate or any officer, or director of the Borrowers, the Guarantor, or of any such Subsidiary or Affiliate, or any record or known beneficial owner of equity securities of any such Subsidiary, any known record or beneficial owner of equity securities of any such Affiliate or the Borrowers, the Guarantor, or any record or beneficial owner of at least five percent (5%) of the equity securities of the Borrowers or the Guarantor, except on terms that are no less favorable to the Borrowers or the Guarantor or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Borrowers or the Guarantor or such Subsidiary with an unrelated Person and except between Subsidiaries which are consolidated for financial reporting purposes with the Borrowers or the Guarantor, respectively.

            (g) Compliance with ERISA. Neither the Guarantor nor the Borrowers shall become party to any prohibited transaction, reportable event, accumulated funding deficiency or plan termination, all within the meaning of ERISA and the Code with respect to any Plan as to which there is an Insufficiency, nor permit any Subsidiary to do so (except with respect to a Multiemployer Plan if the foregoing shall result from the act or omission of a Person party to such Multiemployer Plan other than the Borrowers, the Guarantor or their Subsidiary).

            (h) Investment Company. Neither the Guarantor nor the Borrowers shall be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended, or permit any Subsidiary to do so.

            (i) Business. No Borrower will engage in any business or transaction of any kind other than in connection with the ownership, chartering, and operation of its Vessel; provided that Darien Shipping Ltd. may be the owner of Limar Shipping Ltd.

            (j) Liens. The Guarantor will not create or suffer to exist, or permit any Borrower to create or suffer to exist, any Lien, upon or with respect to any of the Borrowers' properties, whether now owned or hereafter acquired, or assign, or permit any Borrower to assign, any right to receive income, in each case to secure any Indebtedness of any person or entity, other than the Loan Documents, the Mortgages and Liens permitted by the Mortgages.

            (k) Demise Charters; No Security Impairment. The Borrowers will not enter into any demise charter covering any Vessel or any contract of affreightment in excess of one year without the prior written consent of the Agent. The Borrowers will not take or permit any charterer to take any action in connection with any charters of the Vessels that would impair the security interests of the Lenders created by the Security Documents. The Borrowers agree to use their best efforts to procure the written consent of any charterer of the Vessel for any period longer than one year (i) to a Charter Assignment and (ii) to the first priority Lien accorded the Lenders.

            (l) Place of Business, Etc. No Borrower or Pledgor will maintain a place of business in the United States or keep, or permit to be kept, any records concerning its charters or its freights and hires in the United States, without first (i) giving the Agent at least 30 days advance written notice thereof and (ii) executing and filing Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, in such jurisdiction or jurisdictions as the Agent shall request.

            (m) Material Adverse Change. The Guarantor will not make or permit any change to occur in the condition, operations, business, prospects, properties or assets of the Guarantor and its Subsidiaries taken as a whole, or of the Borrowers as carried on or in existence on the date hereof, which change in the opinion of the Agent or the Majority Lenders is or will be materially adverse or gives reasonable grounds to conclude that any of the Borrowers or the Guarantor may not, or may be unable to, perform or observe their respective obligations under the Loan Documents.

            (n) Organizational Documents. None of the Guarantor, the Pledgors nor any Borrower shall amend its articles of incorporation (or similar charter documents) or by-laws (except for such amendments as shall not adversely affect the rights and remedies of the Agent or any Lender).

            (o) No Guarantee by Universal Bulk Carriers, Inc. The Guarantor shall not permit Universal Bulk Carriers, Inc. to guarantee or pledge any of its properties or assets to secure the payment of the Indebtedness of, or the performance of any obligation by, any person (other than itself under an existing Credit Line Facility Agreement dated May 22, 1992 with Christiania Bank og Kreditkasse in the total amount of Ten Million Dollars ($10,000,000) (or any renewal or replacement in any amount up to Ten Million [$10,000,000]).

            SECTION 5.03. GUARANTY. (a) In consideration of the premises above stated and in order to induce the Agent and the Lenders to enter into this Agreement and the other Loan Documents and to make the Advances hereby contemplated, the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations now or hereafter existing, whether for the Loan, fees, expenses or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and reasonable expenses) incurred by any of the Agent or any Lender in enforcing any rights under this Section 5.03 or any of the Loan Documents.

            (b) The Guarantor waives promptness, diligence and any notice of the acceptance of the guaranty in this Section 5.03. The Guarantor agrees to make payment of the Obligations immediately upon notice by the Agent or any Lender of non-payment by the Borrowers of any Obligations.

            (c) The Guarantor hereby agrees that this guaranty will not be discharged by any corporate reorganization, liquidation, dissolution, merger or acquisition of the Guarantor or any of its Subsidiaries, the Agent or any Lender or by any other alteration of the corporate existence or structure of the Guarantor or any of its Subsidiaries, the Agent or any Lender, or by any bankruptcy, insolvency or reorganization of the Guarantor or any of its Subsidiaries, the Agent or any Lender.

            (d) The Guarantor consents that each of the Borrowers, and each other party thereto may, without notice to it and without affecting the Guarantor's obligations hereunder, modify, amend or alter or permit to be modified, amended or altered, any terms of the Loan Documents or any other document, grant any extension or other indulgence with respect thereto, or omit to take, in the discretion of the Borrowers, or any other party thereto, any action permitted under the foregoing documents or any other instrument relating to the Obligations.

            (e) This guaranty is a guaranty of payment, not of collection, and neither the Agent nor any Lender shall be required, prior to any demand on, or payment by the Guarantor, to make any demand upon or pursue or exhaust any of its rights or remedies against the Borrowers, any other guarantors or any other Person or any other security or the Collateral or any other collateral held with respect to any of the Obligations or otherwise.

            (f) The liability of the Guarantor hereunder is not affected or impaired by (a) any other guarantee or undertaking of the Guarantor or any other Person as to the Obligations, (b) any payment on, or in reduction of, any such other guarantee or undertaking, (c) the termination, revocation or release of any Obligations hereunder or of any other guarantor, (d) any payment made to the Agent or any Lender on the Obligations which the Agent or any Lender repays to any Person pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or (e) any other fact or circumstance which would excuse the obligation of a guarantor or surety; and the Guarantor waives any right to the deferral or modification of the Guarantor's obligations hereunder by reason of any such proceeding, fact or circumstance.

            (g) This guaranty shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment of or with respect to any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers, the Guarantor or any of their Subsidiaries or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Borrowers, the Guarantor or any of their Subsidiaries or any substantial part of its property, or otherwise, all as though such payments had not been made.

            (h) The Guarantor's obligations hereunder shall not be released, discharged or in any way affected by the invalidity or unenforceability of the Loan Documents, or the unenforceability of the Obligations or any document or instrument relating thereto, or any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations.

            (i) This guaranty shall continue in full force and effect and be binding upon the Guarantor, its successors and assigns, until payment in full of all of the Obligations.

            (j) The Guarantor, for the exclusive benefit of the Agent and the Lenders, expressly waives and disclaims any and all rights which it may have or acquire by way of subrogation under this guaranty, by virtue of any payment made hereunder or otherwise. If, notwithstanding such waiver by the Guarantor, any amount shall be paid to the Guarantor by the Borrowers or any Subsidiary of the Guarantor on account of any payments the Guarantor has made under the Guaranty at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied upon the Obligations, whether matured or unmatured.

            SECTION 5.04. OPERATIONS ACCOUNT. The Guarantor will maintain at the office of Christiania Bank og Kreditkasse, London Branch (the "Account Holder") in London, England, a special non-interest bearing demand deposit account (the "Operations Account") in the name of the Guarantor on behalf of the Borrowers on the following terms and conditions:

            (a) Until such time as the Obligations of the Borrowers hereunder and under the Loan Documents shall have been paid in full and no Commitment remains outstanding hereunder (i) the Borrowers will cause each charterer of a Vessel to make all payments of charter hire and other amounts payable under each charter of a Vessel to the Account Holder at its office referred to above, and will notify each other payor of freights and hires which are assigned to the Agent or the Lenders pursuant to the Earnings Assignments or Charter Assignments to make all payments to the Account Holder at such office, except that if a Default or Event of Default has occurred and is continuing all such amounts shall be paid to the order of the Agent, (ii) all payments of charter hire or other amounts assigned under or pursuant to the Charter Assignments or the Earnings Assignments and all other similar amounts, payable to the Lenders or the Agent (in its capacity as Agent or as Security Trustee in respect of the Mortgages) under or pursuant to the Mortgages shall be deposited and held by the Account Holder in the Operations Account, except that if a Default or Event of Default has occurred and is continuing all such amounts shall be paid to the order of the Agent and (iii) the Borrowers will receive in trust for the Lenders and pay over to the Agent, for credit to the Operations Account, forthwith upon receipt, in the form received, any amounts required to be deposited in the Operations Account as above provided but which are instead paid to or on behalf of any Borrower or any agent of any Borrower.

            (b) Except as provided in subsection (c), all payments deposited in the Operations Account shall be released to the Guarantor not later than the first Business Day after the day on which any such payments have been so deposited or, if the Account Holder becomes aware of the receipt of any such payment before the close of business of the day on which such payment has been deposited, on the day of such deposit.

            (c) The Security Trustee under the Master Vessel Trust Agreement, for the benefit of the Agent on behalf of the Lenders, shall have a security interest and charge in the Operations Account pursuant to the terms of the Operations Account Assignment. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit, or at any time thereafter deposited, in the Operations Account, in lieu of being released or applied as provided above, shall, in the sole discretion of the Security Trustee, be paid by the Account Holder to the Agent to be retained by the Agent, and/or from time to time applied by the Agent against, any or all of the Obligations as such Obligations become due and payable, whether by acceleration or otherwise.

            (d) Any funds remaining in the Operations Account after the Loan and all Obligations have been repaid shall be released to the Guarantor.

            SECTION 5.05. SECURITY ACCOUNT. The Guarantor will maintain with the Account Holder (defined in Section 5.04) in London, England a special interest-bearing deposit account (the "Security Account") in the name of the Guarantor on behalf of the Borrowers on the following terms and conditions:

            (a) Except as otherwise provided in subsection (d) below, all insurance and other payments assigned to the Agent under the Insurance Assignments and the Pledge Agreement and all other similar amounts payable to the Lenders or the Agent (in its capacity as Agent or as Security Trustee in respect of the Mortgages) under or pursuant to the Mortgages shall be deposited in the Security Account and immediately upon the directions of the Security Trustee under the Master Vessel Trust Agreement be paid by the Account Holder to the Security Trustee for payment to the Agent and to be applied by the Agent in the following order of priority:

                 (i) to the payment of any fees, costs or expenses due under any Loan Document, including, but not limited to, legal fees;

                 (ii) to the payment of any principal of or interest on the Loan due on or before the date of application;

                 (iii) to the prepayment of interest then due on the Loan to the date of prepayment; and

                 (iv)  to the prepayment of principal of the Loan.

                 The Borrowers will receive in trust for the Lenders and pay over to the Agent forthwith upon receipt, in the form received, for credit to the Security Account any amounts required to be deposited in the Security Account as above provided but which are instead paid to or on behalf of any Borrower or any agent of any Borrower.

            (b) The Borrowers may deposit funds in the Security Account for the purpose of complying with Section 5.01(d)(iv). Except as provided in subsection (c) below, such funds or a portion thereof will be released to the Guarantor, at its request to the Agent and the Security Trustee under the Master Vessel Trust Agreement only if after giving effect to such release, the Borrowers will be in compliance with subsection
      (d) (iv) of Section 5.01.

            (c) The Security Trustee under the Master Vessel Trust Agreement, for the benefit of the Agent on behalf of the Lenders, shall have a security interest and charge in the Security Account pursuant to the terms of the Security Account Assignment. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit, or at any time thereafter deposited, in the Security Account, in lieu of being paid and applied as provided above, shall, in the sole discretion of the Security Trustee under the Master Vessel Trust Agreement, be paid by the Account Holder to the Security Trustee for payment to the Agent to be retained by the Agent, and/or from time to time applied by the Agent against, any or all of the Obligations as such Obligations become due and payable whether by acceleration or otherwise.

            (d) Any funds remaining in the Security Account after the Loan and the Obligations have been paid and when no Commitments remain outstanding hereunder shall be released to the Guarantor.

                                 ARTICLE VI

                                   DEFAULT

            SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrowers shall fail to pay any Commitment Fee or any other fee payable to the Agent or any Lender hereunder, or any amount of principal of or interest on an Advance, when due, or interest shall become due; or

            (b) Any representation or warranty made by or on behalf of the Borrowers, the Pledgors, the Guarantor or any of their officers under or in connection with this Agreement or any of the other Loan Documents shall prove to have been incorrect in any material respect when made; or

            (c) Any Borrower, Pledgor or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents on its part to be performed or observed and, in each case, any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Borrower or the Guarantor by the Agent or any Lender; or

            (d) Any Borrower, the Guarantor or any of their Subsidiaries shall fail to pay any amount or amounts due in respect of Indebtedness of the Borrower, the Guarantor or such Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under one or more agreements or instruments relating to Indebtedness of the Borrower, the Guarantor or such Subsidiary, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e)(1) Any Borrower, the Guarantor or any of their Subsidiaries shall (A) generally not pay its debts as such debts become due, (B) threaten to stop making payments generally, (C) admit in writing its inability to pay its debts generally, (D) make a general assignment for the benefit of creditors, (E) not be Solvent or (F) be unable to pay its debts;

               (2) Any proceeding shall be instituted in any jurisdiction by or against any Borrower, the Guarantor or any of their Subsidiaries (A) seeking to adjudicate it bankrupt or insolvent, (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) seeking the entry of an administration order, an order for relief, or the appointment of a receiver, trustee, or other similar official, for it or for any substantial part of its property, provided, that, in the case of any such proceeding instituted against but not by any Borrower, the Guarantor or any of their Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the relief sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall be granted; or

               (3)(A) Any Borrower, the Guarantor or any of their Subsidiaries shall take any corporate action to authorize any of the actions set forth above in subparagraph (e)(2) of this
      Section 6.01, or (B) any director, or if one or more directors are elected and acting, any two directors of the Borrower, the Guarantor or any of their Subsidiaries, or any Person owning directly, or indirectly, shares of capital stock of the Borrower, the Guarantor or any of their Subsidiaries in a number sufficient to elect a majority of directors of the Borrower, the Guarantor or any of their Subsidiaries, shall take any preparatory or other steps to convene a meeting of any kind of the Borrower, the Guarantor or any of their Subsidiaries, or any meeting is convened or any other preparatory steps are taken, for the purposes of considering or passing any resolution or taking any corporate action to authorize any of the actions set forth above in subparagraph
      (e)(2) of this Section 6.01; or

            (f) One or more judgments or orders for the payment of money, singly or in the aggregate, in excess of an amount equal to One Hundred Thousand Dollars ($100,000.00) shall be rendered against any Borrower, the Guarantor or any of their Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
      (ii) there shall have elapsed any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; or

            (g) An extraordinary event shall occur, or a material adverse change affecting the business or operations of any Borrower, Pledgor or the Guarantor shall occur, which situation or change gives reasonable grounds to conclude that such Borrower, Pledgor or Guarantor will not, or will be unable to, perform or observe in the normal course its obligations under the Loan Documents; or

            (h) Any governmental authority or any person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of any Borrower, the Guarantor or of any of their Subsidiaries (other than a requisition by the United States of

      America of the use of a Vessel or which is not an Event of
      Loss), or shall have taken any action to displace the management of any Borrower, the Guarantor or of any of their Subsidiaries or to curtail its authority in the conduct of the business of any Borrower, the Guarantor or of any of their Subsidiaries; or

            (i) Any provision of the guaranty contained in Article V or of any Loan Document heretofore delivered or after delivery thereof under Section 3.01, shall for any reason cease to be valid and binding on any Borrower or the Guarantor delivering the same, respectively, or any Borrower or the Guarantor shall so state in writing; or

            (j) Any Loan Document which purports to create a lien or security interest, heretofore delivered or after delivery thereof under Section 3.01, shall for any reason, except to the extent permitted by the terms thereof, cease to create, or the Agent on behalf of the Lenders shall not have, a valid and perfected first priority preferred mortgage lien on the Vessel described therein or a valid and perfected security interest or charge in any of the other Collateral purported to be covered thereby, enforceable in accordance with its terms; or

            (k) Any "Event of Default", as said term is defined in any Mortgage, shall occur and be continuing; or

            (l) A Borrower or the Guarantor shall take any action in connection with the charter of a Vessel which shall impair the security interests of the Agent on behalf of the Lenders created, or intended to be created, by the related Earnings Assignment, Insurance Assignment or any Charter Assignment; or

            (m) Any substantial change occurs in the control of any Borrower, Pledgor or the Guarantor, other than by reason of public stock issues of the Guarantor occurring within two years of the Closing Date, which in the reasonable opinion of the Agent is likely to have a material adverse effect on the condition, operations, business, prospects, properties or assets of any Borrower, Pledgor or the Guarantor;

then, and in any such event, the Agent on direction of the Majority Lenders (i) shall, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate, (ii) shall, by notice to the Borrowers, declare each Advance and the Notes, and all interest thereon and all other amounts payable under this Agreement, to be forthwith due and payable (except that no notice shall be required upon the occurrence of an Event of Default described in paragraph (e) of this Section 6.01) whereupon each Advance, each Note, all such interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantor, (iii) may exercise any and all remedies granted hereunder, under any Loan Document or by applicable law, and (iv) may, to the extent permitted by applicable law, bring suit at law, in equity, in admiralty and/or other appropriate proceedings whether for specific performance or observance of any terms or conditions contained in this Agreement or any Loan Document, for an injunction against the violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by the law to recover judgment for any and all amounts due under the Notes, this Agreement or any other Loan Document.

            SECTION 6.02. ASSIGNMENTS AS SECURITY. The Earnings Assignments, the Charter Assignments, the Operations Account Assignment, the Security Account Assignment and the Insurance Assignments, although absolute in form, are intended to create security interests. Except for their rights to receive moneys thereunder and to take action reasonably necessary to perfect its rights, the Agent and the Lenders will not exercise or cause to be exercised any other power granted to them thereunder except after the occurrence and during the continuance of an Event of Default. Upon the final repayment of all amounts payable under the Loan Documents, the Agent shall reassign to the Borrowers the remaining property assigned to the Agent or the Lenders by such Assignments, without any representation or warranty by or recourse to the Agent or Lenders.

            SECTION 6.03. DISTRIBUTION OF PROCEEDS. All monies received by the Agent or any Lender under or pursuant to this Agreement or any of the Loan Documents or applicable law after the happening and continuance of an Event of Default or which are not expressly to be distributed pursuant to another provision hereof or of any Loan Document shall be applied in the manner following:

            First, so much of such monies as shall be required to pay all taxes, assessments or liens in respect of any of the Vessels or any Loan Document having priority over the liens or security interests in favor of the Agent or any Lender, shall be applied to the payment of such taxes, assessments or liens;

            Second, so much of such monies as shall be required to reimburse the Agent or any Lender for any expense or other loss incurred by it in connection with the collection or distribution of such amounts including, but not limited to, the expenses of enforcement, any sale or taking, attorneys' fees and disbursements and the costs of investigation, and court costs, shall be applied to such reimbursement;

            Third, so much of the monies as shall be required to pay the Agent or the Lenders all amounts owed to them pursuant to this Agreement and the Loan Documents other than amounts specifically provided for in this Section 6.03, shall be applied to the payment of such amounts;

            Fourth, so much of such amounts as shall be required to pay in full the accrued but unpaid interest on the Notes to the date of distribution shall be applied to the payment of such interest;

            Fifth, so much of such amounts as shall be required to pay in full the unpaid principal amount of the Notes shall be applied to the payment of such principal amount; and

            Sixth, the balance, if any remaining, shall be distributed to the order of the Borrowers.

            SECTION 6.04. CONTINUING SECURITY. It is declared and agreed that (a) the security created or to be created by or pursuant to this Agreement and the Loan Documents shall be held by the Agent on behalf of the Lenders as a continuing security for the payment of all monies which may at any time and from time to time be or become due and payable under this Agreement and the other Loan Documents or any of them; (b) the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby and thereby secured; (c) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Agent or any Lender for all of any part of the monies hereby and thereby secured; (d) every power or remedy given to the Agent or Lender hereunder or under any of the Loan Documents shall be in addition to and not a limitation of any and every other power or remedy vested in the Agent or the Lender hereunder or thereunder or by any law; and (e) all powers so vested in the Agent or any Lender may be exercised from time to time and as often as the Agent and/or any Lender may deem expedient.

                                 ARTICLE VII

                      RELATION OF LENDERS; ASSIGNMENTS
                             AND PARTICIPATIONS

            SECTION 7.01. LENDERS AND AGENT. The general administration of this Agreement and the Loan Documents shall be by the Agent, and each Lender hereby authorizes and directs the Agent to take such action (including without limitation retaining lawyers, accountants, surveyors or other experts) or forbear from taking such action as in the Agent's reasonable opinion may be necessary or desirable for the administration hereof (subject to any direction of the Majority Lenders and to the other requirements of Section 7.04 hereof). The Agent shall inform each Lender, and each Lender shall inform the Agent, of the occurrence of any Event of Default promptly after obtaining knowledge thereof; however, unless it has actual knowledge of an Event of Default, each of the Agent and the Lenders may assume that no Event of Default has occurred.

            SECTION 7.02. PRO RATA SHARING. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.05(b), 2.06 or 2.08) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Any Lender so purchasing a participation from another Lender pursuant to this Section 7.02 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers or the Guarantor in the amount of such participation.

            SECTION 7.03. SETOFF. Upon the occurrence and during the continuance of any Default or Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers or the Guarantor against any and all of the obligations of the Borrower and the Guarantor now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers and the Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

            SECTION 7.04. APPROVALS. Upon any occasion requiring or permitting an approval of any amendment or modification or any consent, waiver, declaring an Event of Default or taking any action thereafter, or any other action on the part of the Agent or the Lenders under any of the Loan Documents, (1) action may (but shall not be required to) be taken by the Agent for and on the behalf or for the benefit of all Lenders, provided (A) that no other direction of the Majority Lenders shall have been previously received by the Agent, and (B) that the Agent shall have received consent of the Majority Lenders to enter into any written amendment or modification of the provisions of any of the Loan Documents, or to consent in writing to any material departure from the terms of any Loan Documents by the Borrowers or any other party thereto or
(2) action shall be taken by the Agent upon the direction of the Majority Lenders, and any such action shall be binding on all Lenders; provided further, however, that unless all of the Lenders agree in writing thereto, no amendment, modification, waiver, consent or other action with respect to this Agreement or any of the Notes shall be effective which (a) increases the Commitment or increases the Percentage Interest of any of the Lenders,
(b) reduces any commission, fee, the principal or interest owing to any Lender in respect of the Notes hereunder or the method of calculation of any thereof, (c) extends the Termination Date or the date on which any sum in respect of the Notes is due hereunder,
(d) releases any collateral, guaranty or other security, (e) amends the provisions of this Section 7.04 or the definition of Majority Lenders, or (f) waives any condition for Borrowing set forth in
Article III.

            SECTION 7.05. EXCULPATION. The Agent shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by the Agent in any case involving exercise of any power or authority conferred upon the Agent under any thereof, except for its wilful misconduct or gross negligence, and the Agent shall have no duties or obligations other than as provided herein and therein. The Agent shall be entitled to rely on any opinion of counsel (including counsel for the Borrowers, the Guarantor or any of their Subsidiaries) in relation to any of the Loan Documents or any other instrument or agreement required hereunder or thereunder and upon writings, statements and communications received from the Borrowers, the Guarantor or any of their Subsidiaries (including any representation made in or in connection with any Loan Document), or from any other party to any of the Loan Documents or any documents referred to therein or any other Person, firm or corporation reasonably believed by it to be authentic, and the Agent shall not be required to investigate the truth or accuracy of any writing or representation, nor shall the Agent be liable for any action it has taken or omitted in good faith on such reliance.

            SECTION 7.06. INDEMNIFICATION. Each Lender agrees to indemnify the Agent, except to the extent reimbursed by the Borrowers or the Guarantor and except in the case of any suit by any Lender against the Agent resulting in a final judgment against the Agent, ratably according to the aggregate principal amount of the Notes then held by it (or if no Notes are outstanding or if any such Notes are held by Persons which are not Lenders, ratably according to the amount of its Commitment) against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except to the extent the foregoing results from the Agent's gross negligence or wilful misconduct) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (y) any of the Loan Documents or any other instrument or agreement contemplated hereunder or thereunder or (z) any action taken or omitted by the Agent under any of the Loan Documents or such other instrument or agreement.

            SECTION 7.07. AGENT AS LENDER. The Agent shall, in its individual capacity, have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an agent; the term "Lenders" shall include the Agent in its individual capacity to the extent of its Percentage Interest. The Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers, the Guarantor and their Subsidiaries and Affiliates, as if it were not the Agent.

            SECTION 7.08. NOTICE OF TRANSFER; RESIGNATION; SUCCESSOR AGENT. (a) The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's interest in any Loan and any other instrument or agreement contemplated hereunder or thereunder for all purposes hereof unless and until a written notice of the assignment or transfer thereof, executed by such Lender and otherwise in compliance with the requirements of
Section 7.10 hereof, shall have been received and accepted by the Agent. The Agent shall resign if directed by the Majority Lenders for any reason. The Agent may not resign at any time, except that, upon written notice to the Lenders and the Borrowers, the Agent may resign if in its judgement there exist or may occur reasons related to conflict of interest, a change in, or violation of, law or regulation or interpretation thereof, or such other occurrence that may prevent or impede the Agent in discharging its duties hereunder faithfully and effectively in accordance with their terms.

            (b) Any successor Agent shall be appointed by the Majority Lenders and shall be a bank or trust company reasonably satisfactory to the Borrowers (so long as no Event of Default shall have occurred and be continuing) and the Majority Lenders. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 7.09. CREDIT DECISION; NOT TRUSTEE. Each Lender represents that it has made, and agrees that it shall continue to make, its own independent investigation of the financial condition and affairs of the Borrowers, the Guarantor and their Subsidiaries, and its own appraisal of the creditworthiness of the Borrowers, the Guarantor and their Affiliates and Subsidiaries in connection with the making and performance of this Agreement. The Agent has and shall have no duty or responsibility whatsoever on the date hereof or, except as otherwise expressly provided in this Agreement at any time hereafter, to provide any Lender with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Agent a trustee for the Borrowers, the Guarantor or their Subsidiaries or impose on it any duties or obligations other than those for which express provision is made in this Agreement or under the other Loan Documents.

            SECTION 7.10. ASSIGNMENTS AND PARTICIPATION. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) unless the Borrowers shall otherwise agree with the assigning Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) that is not to a then existing Lender hereunder, shall in no event be less than Five Million United States Dollars ($5,000,000) or such lesser amount as shall constitute all of such assigning Lender's Commitment and the outstanding principal of Notes payable to it, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Any assignment or purported assignment not in compliance with this Section shall be void and of no effect. Without regard to any of the other terms of this Agreement or of any other agreement, any Lender may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Notes) under this Agreement to any Federal

Reserve Bank of the United States without notice to or consent of the Borrowers, the Guarantor, the Agent or any other Person. In case of any assignment pursuant to this Section 7.10(a), the assignee shall not be entitled to receive the portion (if any) of any amount otherwise payable under Section 2.06 or 2.08 hereof which exceeds the amount which would have been payable under
Section 2.06 or 2.08 (as the case may be) to the assignor with respect to the rights and obligation so assigned. In the case of a transfer of any Note from the accounting records of the office of a Lender where such Note was originally recorded to the accounting records of any other office of such Lender, or a change in the location of the Lending Office from that designated as of the Closing Date, such Lender or the Agent, as the case may be, shall not be entitled to receive the portion (if any) of any amount otherwise payable under Section 2.06 or 2.08 hereof which exceeds the amount which would have been payable under Section 2.06 or 2.08 (as the case may be) to such Lender or the Agent, as the case may be, if such transfer or change had not been made. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, and delivery of the tax forms and other documents referred to in
Section 2.08 hereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance and subject to the foregoing, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers, the Guarantor or their Subsidiaries or the performance or observance by any of the Borrowers, the Guarantor or their Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to herein Sections 4.01(m) and 5.01(c), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto and has attached thereto the forms referred to in paragraph 3(vii) thereof, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register (including the transfer of Notes to such Eligible Assignee by the assigning Lender) and (iii) give prompt notice and an execution counterpart thereof to the Borrowers. Within five (5) Business Days after their receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or new Notes, as the case may be, to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (d) The Agent shall maintain at its address referred to in Section 8.02 of this Agreement a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the Advance owing and each Note payable to, each Lender from time to time and a copy of each Assignment and Acceptance delivered to and accepted by it (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Guarantor, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice and each shall be entitled to make copies thereof at its expense.

            (e) Each Lender and the Agent may grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advance owing to it); provided, however, that, notwithstanding the grant of any such participation by any Lender, such participation, and the right to grant such a participation, shall be expressly subject to the following conditions and limitations: (i) such Lender's obligations under this Agreement (including without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note and Advance for all purposes of this Agreement, (iv) the Borrowers, the Guarantor, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments, and waivers which (a) postpone the Termination Date or any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advance or any fees or other amounts payable under this Agreement, or (b) increase the amount of such Lender's Commitment, or
(c) change the interest rate payable under this Agreement, or
(d) release all or substantially all of any collateral or guaranty, provided that if a Lender agrees to any modification or waiver relating to items (a) through (d), the Borrowers, the Guarantor, the Agent and each other Lender may conclusively assume that such Lender duly received any necessary consent of each of its participants and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.10, disclose to the assignee, participant, or proposed assignee or participant, any information relating to the Borrowers, the Guarantor or their Subsidiaries furnished to such Lender by or on behalf of the Borrowers or the Guarantor, provided that the Person receiving such information undertakes not to disclose it to a third party except pursuant to, and subject to the conditions provided in, this Section 7.10.

                                ARTICLE VIII

                                MISCELLANEOUS

            SECTION 8.01. AMENDMENTS. No amendment, supplement or modification to this Agreement shall be enforceable against the Borrowers unless the same shall be in writing and signed by the Borrowers. No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, to the extent required by Section 7.04 hereof, the Majority Lenders or each Lender, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 8.02. NOTICES. All notices, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telexed, telecopied or telegraphed or delivered, if to the Borrowers at their addresses set forth below their signatures herein written; and if to a Lender other than the Agent, at its address set forth below its signature herein written; or, as to each party, at such other address as shall be designated by such party in a notice to the other parties hereto. All such notices and communications shall, when mailed, telexed, telecopied, or telegraphed, be effective upon the earliest of (i) actual receipt, (ii) seven days from the date when deposited in the mails, or (iii) when (on a Business Day and during normal business hours at the addressee's address) transmitted by telecopy or telex or delivered to the telegraph company, respectively, except that notices and communications to the Agent or any Lender pursuant to Article II hereof shall not be effective until received by the Agent or such Lender.

            SECTION 8.03. NO WAIVER; REMEDIES. Regardless of any fact known or investigation undertaken by the Agent or any Lender, no failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04.  COSTS, EXPENSES, FEES AND INDEMNITIES.
(a) The Borrowers agree to pay on demand, whether or not the Loan Documents are executed (i) in connection with the preparation, execution, and delivery of this Agreement and the instruments and other documents to be delivered hereunder, (y) the reasonable fees and out-of-pocket expenses of Messrs. Haight, Gardner, Poor & Havens, as special counsel for the Agent and the Lenders (and any local counsel retained by such firm) with respect to the closing of the Transaction and (z) all other costs and expenses of the Lenders and the Agent (other than any other legal fees and related expenses incurred by them) and (ii) after the Closing Date, all costs and expenses in connection with the administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, subsequent amendments or waivers of the Loan Documents, and the reasonable fees and out-of-pocket expenses of any counsel for the Agent or the Lenders in connection with advice given the Agent or the Lenders, from time to time, as to their rights and responsibilities under this Agreement and such instruments and documents. The Borrowers shall not be liable to any Lender in respect of any costs or expenses incurred in connection with any assignment or grant of participation under
Section 7.10 hereof. The Borrowers further agree to pay on demand all losses, costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the instruments and other documents delivered hereunder, including, without limitation, losses, costs and expenses sustained as a result of a Default by the Borrowers in the performance of their obligations contained in this Agreement or any instrument or document delivered hereunder, or arising out of any bankruptcy proceedings.

            (b) If, for any reason, including maturity or demand of the Loan under Article VI, or prepayment of an Advance other than prepayment of principal of a Base Rate Advance, in whole or in part, the Agent or any of the Lenders receives payment of principal of or interest on an Advance on any day other than the last day of the Interest Period for such Advance permitted under this Loan Agreement the Borrowers shall pay to the Agent on behalf of the Lenders on demand any amounts required to compensate the Lenders for any breakage costs (including cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds in respect of such payment) and any additional losses, costs or expenses which any Lender may incur as a result of such payment, provided that the Lender shall have delivered to the Agent and the Borrowers, as the case may be, a certificate as to the amount of such breakage costs, additional losses, costs or expenses, which certificate shall be binding, absent manifest error, except that the failure of the Lender to provide such certificate shall in no way relieve the Borrowers of their obligations under this
Section 8.04(b).

            (c) The Borrowers agree to indemnify and hold harmless each of the Lenders and the Agent, and its and their respective Affiliates, directors, officers, employees, agents, representatives, counsel and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and the costs of investigation and defense thereof) which may be incurred by or asserted or awarded against any Indemnified Party, in each case based upon, arising out of or in connection with or by reason of, the Transaction, including, without limitation, any act or failure to act by the Agent where such act or failure to act was taken pursuant to the Borrowers' request or any transaction contemplated by this Agreement or any Loan Document, whether or not any Advance hereunder is made, except to the extent that such claim, damage, loss, liability or expense results from the gross negligence or willful misconduct of such Indemnified Party. The indemnities of this Agreement shall survive the termination of this Agreement and the other Loan Documents.

            SECTION 8.05.  [RESERVED.]

            SECTION 8.06. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent or the Lender, as the case may be, could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

            (b) The obligation of the Borrowers and the Guarantor in respect of any sum due from them to the Agent or any Lender hereunder or under such instrument shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in such other currency the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United
States Dollars so purchased are less than the sum originally due to the Agent or such Lender, as the case may be, in United States Dollars, the Borrowers and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Agent or such Lender in United States Dollars, the Agent or such Lender shall remit such excess to the Borrowers and the Guarantor.

            SECTION 8.07. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. (a) The Borrowers and the Guarantor hereby irrevocably submit to the jurisdiction of any New York State court sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or the Notes, and the Borrowers and the Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrowers and the Guarantor hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrowers and the Guarantor hereby irrevocably appoint OMI Corp. (the "Process Agent"), with an office on the date hereof at 90 Park Avenue, New York, New York 10016, United States, as their agent to receive on behalf of themselves and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrowers and the Guarantor in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the case may be), and the Borrowers and the Guarantor hereby irrevocably authorize and direct the Process Agent (and any successor thereto) to accept such service on their behalf. The Borrowers and the Guarantor shall appoint a successor agent for service of process should the agency of OMI Corp. terminate for any reason, and further shall at all times maintain an agent for service of process in New York, New York, so long as there shall be outstanding any Obligations under the Loan Documents. The Borrowers and the Guarantor shall give notice to the Agent of any appointment of successor agents for service of process, and shall obtain from each successor agent a letter of acceptance of appointment and promptly deliver the same to the Agent. As an alternative method of service, the Borrowers and the Guarantor also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to them at their address specified in Section 8.02 hereof. Without waiver of their rights of appeal permitted by relevant law, the Borrowers and the Guarantor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Nothing in this Section 8.07 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law, or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrowers, the Guarantor or their respective properties in the courts of any other jurisdiction.

            (c) To the extent that the Borrowers and the Guarantor have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Borrowers and the Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the Notes.

            SECTION 8.08. BINDING EFFECT; MERGER; SEVERABILITY; GOVERNING LAW. (a) This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantor, and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter this Agreement shall be binding upon, and shall inure to the benefit of the Borrowers, the Guarantor, the Agent and each Lender, and their respective successors and assigns, except that the Borrowers and the Guarantor shall not have the right to assign their rights hereunder or any interest herein. Each Lender may, to the extent permitted under this Agreement, assign to any other financial institution all or any part of, or any interest in, the Lender's rights and benefits hereunder and under any instrument delivered hereunder, and to the extent of such assignment such assignee shall have the same rights and benefits against the Borrowers and the Guarantor as such assignee would have had if it were the Lender hereunder.

            (b) The Loan Documents, together with all attachments and exhibits to each of them and all other documents referenced herein and therein, and delivered hereunder and thereunder and pursuant hereto and thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous written and oral understandings and agreements related thereto among the parties.

            (c) If any word, phrase, sentence, paragraph, provision or section of the Loan Documents shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute, or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of the Loan Documents, which shall otherwise remain in full force and effect and be enforced in accordance with their respective terms.

            (d) This Agreement has been delivered in New York, New York. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND BE
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW
YORK.

            SECTION 8.09. COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by each party hereto on separate counterparts, each of which, when so executed, shall be deemed as original, but all such counterparts shall constitute but one and the same agreement.

            SECTION 8.10. WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS
HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SAYBROOK SHIPPING LTD.,                       LIMAR SHIPPING LTD.,
                as Borrower                                 as Borrower


By:/s/Vincent de Sostoa                   By:/s/Vincent de Sostoa
   Name:  Vincent de Sostoa                  Name:  Vincent de Sostoa
   Title: CFO                                Title: CFO
   Address: 90 Park Avenue, 2nd Flr          Address: 90 Park Avenue, 2nd Flr
            New York, NY  10016-1302                  New York, NY  10016-1302
   Attention:  President                     Attention:  President
   Telephone:  (212) 986-1960                Telephone:  (212) 986-1960
   Telex:     RCA 224060                     Telex:     RCA 224060
   Answerback:  OMI UR                       Answerback:  OMI UR
   Telecopy:   (212) 297-2100                Telecopy:   (212) 297-2100



DARIEN SHIPPING LTD.,                         OMI CORP.,
               as Borrower                            as Guarantor


By:/s/ Vincent de Sostoa                  By:/s/ Vincent de Sosota
   Name:  Vincent de Sostoa                  Name:  Vincent de Sostoa
   Title: CFO                                Title: CFO
   Address: 90 Park Avenue, 2nd Flr          Address: 90 Park Avenue, 2nd Flr
            New York, NY  10016-1302                  New York, NY  10016-1302
   Attention:  President                     Attention:  President
   Telephone:  (212) 986-1960                Telephone:  (212) 986-1960
   Telex:    RCA 224060                      Telex:   RCA 224060
   Answerback: OMI UR                        Answerback:  OMI UR
   Telecopy:   (212) 297-2100                Telecopy:   (212) 297-2100


CITIBANK, N.A.,
            as Agent


By:/s/ John F. Heuss
   Title: Vice President
   Address:       399 Park Avenue
                  Shipping Department
                  8th Floor
                  New York, NY  10043
   Telephone:  (212) 559-3842
   Telex:      425 727
   Answerback: NY AAB
   Telecopy:   (212)  793-3588

Percentage
 Interest           Commitment                CITIBANK, N.A.

 33.33%          Ten Million Dollars

                 ($10,000,000)



                             By:/s/John F. Heuss
                                Title: Vice President
                                Address:      399 Park Avenue
                                              Shipping Department
                                              8th Floor
                                              New York, NY  10043
                                Telephone:  (212) 559-3842
                                Telex:      425 727
                                Answerback: NY AAB
                                Telecopy:   (212)  793-3588

Percentage
 Interest           Commitment          CHRISTIANIA BANK OG KREDITKASSE

 33.33%          Ten Million Dollars

                 ($10,000,000)



                             By:/s/Justin F. McCarty, III
                                Name: Justin F. McCarty, III
                                Title: Vice President


                             By:/s/Svein Engh
                                Name: Svein Engh
                                Title: Vice President

                                Address:      11 West 42nd Street
                                              7th Floor
                                              New York, NY  10036
                                Telephone:  (212) 827-4800
                                Telex:      824-277
                                Answerback: CBNY UF
                                Telecopy:   (212) 827-4888

Percentage
 Interest           Commitment          THE FIRST NATIONAL BANK OF
                                        BOSTON

 33.33%          Ten Million Dollars

                   ($10,000,000)



                       By:/s/Daniel O'Connor
                          Title:      Director
                          Address:    100 Federal Street
                                      Marine Finance Group 01-08-01
                                      Boston, Massachusetts  02106
                          Telephone:  (617) 434-8620
                          Telex:
                          Answerback:
                          Telecopy:  (617) 434-1955